 EXHIBIT 99.5

VRDP SHARES FEE AGREEMENT

dated as of

June 16, 2020

between

BLACKROCK VIRGINIA MUNICIPAL BOND TRUST,

as Issuer

and

THE TORONTO-DOMINION BANK,

acting through its New York branch

as Liquidity Provider

Blackrock Virginia Municipal Bond Trust

Variable Rate Demand Preferred Shares (“VRDP Shares”),

Series W-7

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Schedule I	—	Description of VRDP Shares; Remarketing Agent
Schedule II	—	Litigation
Schedule III	—	Terms of the Current Special Rate Period
Schedule IV	—	Investment Objectives and Policies and Municipal Bonds
Exhibit A	—	Eligible Assets

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VRDP SHARES FEE AGREEMENT

VRDP SHARES FEE AGREEMENT dated as of June 16, 2020 (the “Closing Date”), between BLACKROCK VIRGINIA MUNICIPAL BOND TRUST, a closed-end investment company organized as a Delaware statutory trust, as issuer (the “Fund”), and THE TORONTO-DOMINION BANK, acting through its New York branch, including its successors and assigns, as liquidity provider (the “Liquidity Provider”).

WHEREAS, the Fund has issued Variable Rate Demand Preferred Shares, as set forth on Schedule I hereto, which are subject to this Agreement (the “VRDP Shares”);

WHEREAS, the Fund wishes to replace the current liquidity provider of the VRDP Shares with the Liquidity Provider and maintain the liquidity of the VRDP Shares by providing for the right of the Holders (as defined below) and Beneficial Owners (as defined below) to tender VRDP Shares pursuant to the Statement (as defined below) and for the obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the Purchase Obligation (as defined below); and

WHEREAS, the Statement provides that the Fund for the benefit of the Holders and Beneficial Owners of VRDP Shares shall (i) maintain a VRDP Shares Purchase Agreement (as defined below) providing a Purchase Obligation on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis, and (ii) provide Holders and Beneficial Owners with advance notice of any termination of the Purchase Obligation;

NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

The following terms, as used herein, have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Agent Member” means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

“Agreement” means this VRDP Shares Fee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alternate VRDP Shares Purchase Agreement” means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein, as determined by the Fund.

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“Applicable Rate” means the dividend rate per annum on any share of VRDP Shares for a Rate Period determined as set forth in Section 2(e)(i) of Part I of the Statement or in the definition of “Maximum Rate,” as applicable.

“Available Commitment” as of any day means, with respect to the VRDP Shares, the sum of the aggregate Liquidation Preference of the VRDP Shares then Outstanding plus all accumulated but unpaid dividends, whether or not earned or declared on such VRDP Shares.

“Basic Maintenance Amount,” as of any Valuation Date, has the meaning set forth in the Rating Agency Guidelines.

“Beneficial Owner” means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee, including the Liquidity Provider to the extent it is at any time such a beneficial owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

“Board” means the Board of Trustees of the Fund or any duly authorized committee thereof.

“Business Day” means a day other than a day (a) on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close or (b) on which the New York Stock Exchange is closed.

“Charter” means the Agreement and Declaration of Trust, as amended and supplemented (including by the Statement of Preferences), of the Fund.

“Closing Date” has the meaning set forth in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the shares of common stock, par value $0.10 per share, of the Fund.

“Conditional Acceptance” means a conditional acceptance by the Liquidity Provider of an extension of the Scheduled Termination Date.

“Confidential Information” has the meaning set forth in Section 8.15.

“Current Notice of Special Rate Period” means the Notice of Special Rate Period dated June 25, 2020, as amended from time to time.

“Current Special Rate Period” means the current Special Rate Period for the VRDP Shares designated in accordance with the Statement.

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“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

“Date of Original Issue,” with respect to the VRDP Shares, means the date on which the Fund initially issued such VRDP Shares.

“Defeased Securities” means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity, in accordance with the instrument governing the issuance of such security.

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(1) cash or any cash equivalent;

(2) any U.S. Government Security;

(3) any Municipal Obligation that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of the Statement (or such rating’s future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(5) any letter of credit from a bank or other financial institution that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of the Statement (or such rating’s future equivalent).

“Derivative Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Derivative Termination Value” means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include the Liquidity Provider or an affiliate of the Liquidity Provider).

“Discounted Value” as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

“Dividend Payment Date” except as otherwise provided in the Statement, means the date that is the first (1st) Business Day of each calendar month.

“Dividend Period,” with respect to the VRDP Shares, means the period from, and including, the Date of Original Issue of the VRDP Shares to, but excluding, the initial Dividend Payment Date for the VRDP Shares and any period thereafter from, and including, one Dividend Payment Date for the VRDP Shares to, but excluding, the next succeeding Dividend Payment Date for the VRDP Shares.

“Effective Date” means 5:00 p.m. New York City time on June 24th, 2020.

“Effective Leverage Ratio” means the quotient of:

(A) the sum of (i) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock, plus any accumulated but unpaid dividends thereon, excluding, without duplication, any such senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand for the purpose of such redemption; (ii) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon; and (iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund).

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divided by

(B) the sum of (i) the Market Value of the Fund’s total assets (including amounts attributable to senior securities but excluding any assets consisting of Deposit Securities referred to in clause (i) of paragraph (A) above), less the amount of the Fund’s accrued liabilities (which accrued liabilities shall include net obligations of the Fund under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Fund to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund).

“Effective Leverage Ratio Cure Period” has the meaning set forth in Section 6.18.

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between the relevant two (2) parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in the Tender and Paying Agent Agreement or as specified in the related notice.

“Eligible Assets” means the instruments listed on Exhibit A to this Agreement, as amended from time to time with the prior written consent of the Liquidity Provider.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Corporate Event” means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider’s assets to, another entity, or any merger where the Liquidity Provider is the surviving entity and such merger causes the Liquidity Provider to breach any representation, warranty, covenant or other obligation in the Fee Agreement or the VRDP Shares Purchase Agreement, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation or amalgamation with, or merger with and into another entity, or the transfer of all or substantially all of the Liquidity Provider’s assets to another entity; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider’s assets, (a) assumes or is bound by all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least ten (10) days prior to the scheduled date of the applicable listed occurrence in (i) above.

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“Failed Remarketing Condition” means a Failed Remarketing Condition—Purchased VRDP Shares or a Failed Remarketing Condition—Unpurchased VRDP Shares.

“Failed Remarketing Condition—Purchased VRDP Shares” means that the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date including VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Shares Purchase Agreement.

“Failed Remarketing Condition—Purchased VRDP Shares Redemption” means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board for redemption, of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six (6) months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed pursuant to such Remarketings (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of Section 6.21 of this Agreement and the Statement.

“Failed Remarketing Condition—Unpurchased VRDP Shares” means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold VRDP Shares, that were subject to a Tender in accordance with the VRDP Shares Purchase Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) (“Unpurchased VRDP Shares”), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a validly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

“Final Notice of Purchase” means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.

“Fitch” means Fitch Ratings.

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“Fitch Guidelines” means the guidelines applicable to Fitch’s current long-term preferred shares ratings of the VRDP Shares, provided by Fitch in connection with Fitch’s long-term preferred shares ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request to the Fund), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Fund or such earlier date as the Trust may elect.

“Fund” has the meaning set forth in the preamble to this Agreement.

“Fund Insolvency Event” means that the Fund becomes a debtor under Title 11 of the United States Bankruptcy Code or becomes subject to insolvency or liquidation proceedings under any United States federal or state, or other applicable law.

“Holder” means a Person in whose name a VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

The word “including” means “including without limitation.”

“Indemnified Persons” means, as applicable, the Fund and its affiliates and trustees, officers, partners, employees, agents, representatives and control persons within the meaning of the Exchange Act, entitled to indemnification by the Liquidity Provider, or the Liquidity Provider and its affiliates and trustees, officers, partners, employees, agents, representatives and control persons within the meaning of the Exchange Act, entitled to indemnification by the Fund, in each case, under Section 8.03.

“Initial Rate Period” with respect to the VRDP Shares, has the meaning set forth in the Statement.

“Investment Adviser” means BlackRock Advisors, LLC, or any successor company or entity.

“Legal Process” has the meaning set forth in Section 8.15.

“Liquidation Preference,” with respect to a given number of VRDP Shares, means $100,000 times that number.

“Liquidity Account” has the meaning set forth in Section 6.22(a).

“Liquidity Account Investments” means Deposit Securities or any other security or investment owned by the Fund that is rated at least A- or the equivalent rating (or any such rating’s future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be, with the prior written consent of the Liquidity Provider, of an equivalent rating by the Investment Adviser on the Fund’s books and records.

“Liquidity Provider” has the meaning set forth in the preamble to this Agreement.

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“Liquidity Provider Information” means any information in the Remarketing Materials under the captions “Summary Liquidity Provider” or “Liquidity Provider”, which in each case has been furnished in writing by the Liquidity Provider or its affiliates expressly for inclusion therein (including without limitation through incorporation by reference) and for the avoidance of doubt, relates solely to The Toronto-Dominion Bank, acting through its New York branch, in its capacity as Liquidity Provider.

“Liquidity Provider Ratings Event” means the Liquidity Provider shall fail to maintain at any time short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs.

“Liquidity Provider Ratings Event Termination Date” means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Shares Purchase Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than sixteen (16) days nor more than thirty (30) days following the date on which such Liquidity Provider Ratings Event first occurs.

“Liquidity Requirement” has the meaning set forth in Section 6.22(b).

“Managed Assets” means the Fund’s total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes). For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Fund’s assets in a TOB Trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).

“Mandatory Purchase” means the mandatory purchase of Outstanding VRDP Shares by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement in connection with a Mandatory Purchase Event.

“Mandatory Purchase Date” means the Purchase Date for a Mandatory Purchase determined in accordance with the Statement and the VRDP Shares Purchase Agreement.

“Mandatory Purchase Event” means, (i) in connection with the termination of the VRDP Shares Purchase Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth (15th) day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement, or (ii) in connection with the termination of the VRDP Shares Purchase Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth (15th) day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement. The Mandatory Purchase Event shall be deemed to occur on such fifteenth (15th) day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.

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“Mandatory Purchase Notice” means, in connection with the Mandatory Purchase of VRDP Shares, a notice substantially in the form attached to the VRDP Shares Purchase Agreement as Exhibit B, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement specifying a Mandatory Purchase Date.

“Mandatory Tender,” with respect to a Mandatory Tender Event, means the mandatory tender of all VRDP Shares by Holders for Remarketing, or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 2 of Part II of the Statement and the VRDP Shares Purchase Agreement.

“Mandatory Tender Event” means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of this Agreement, if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth (15th) day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Statement; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider set forth in Section 6.18 of this Agreement and the failure to cure such breach within sixty (60) days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).

“Mandatory Tender Notice” means, in connection with the Mandatory Tender of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement and specifying a Mandatory Tender Event and Purchase Date.

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“Market Value” of any asset of the Fund means the market value thereof determined by an independent third-party pricing service designated pursuant to the Fund’s valuation policies and procedures approved from time to time by the Board for use in connection with the determination of the Fund’s net asset value. Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

“Maximum Rate” with respect to the VRDP Shares, has the meaning specified in the Statement.

“Minimum Rate Period” means any Rate Period consisting of seven (7) Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

“Minimum VRDP Shares Asset Coverage” means asset coverage, as defined in Section 18(h) of the 1940 Act as of the date hereof (excluding (1) from the denominator of such asset coverage test any senior securities for which the Fund has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)), with such changes thereafter as agreed with the prior written consent of the Liquidity Provider, of at least 200% or such higher percentage as required and specified in this Agreement, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

“Minimum VRDP Shares Asset Coverage Cure Date” with respect to the failure by the Fund to maintain the Minimum VRDP Shares Asset Coverage (as required by the Statement and this Agreement) as of the last Business Day of each month, means the tenth Business Day of the following month.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Guidelines” means the guidelines applicable to Moody’s current long-term preferred share ratings of the VRDP Shares, provided by Moody’s in connection with Moody’s ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request of the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody’s provides final notice of such amendment to the Fund or such earlier date as the Fund may elect.

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“Municipal Obligations” means municipal bonds as defined in Scheduled IV herein.

“Notice of Purchase” means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.

“Notice of Redemption” has the meaning specified in paragraph (c) of Section 10 of Part I of the Statement.

“Notice of Revocation” means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Statement.

“Notice of Tender” means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Statement.

“NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moody’s and Fitch.

“Optional Tender” means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 2 of Part II of the Statement and the VRDP Shares Purchase Agreement.

The word “or” is used in its inclusive sense.

“Other Rating Agency” means each NRSRO, if any, other than Moody’s or Fitch, then providing a short-term or long-term preferred shares rating for the VRDP Shares pursuant to the request of the Fund.

“Other Rating Agency Guidelines” means the guidelines applicable to each Other Rating Agency’s long-term preferred ratings of the VRDP Shares, provided by such an Other Rating Agency in connection with such Other Rating Agency’s long-term preferred shares ratings of shares of a Series of VRDP Shares at the request of the Fund (a copy of which is available on request to the Fund), as may be amended from time to time, provided, however, that any such amendment will not be effective except as agreed between the Other Rating Agency and the Fund.

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“Outstanding” means, as of any date with respect to the VRDP Shares, the number of VRDP Shares theretofore issued by the Fund except, without duplication, (i) any VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Fund, (ii) any VRDP Shares with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such VRDP Shares, pursuant to Section 10 of Part I of the Statement, (iii) any VRDP Shares as to which the Fund shall be a Beneficial Owner, and (iv) any VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Fund.

“Person” means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the preferred shares of the Fund, and includes the VRDP Shares.

“Purchase Date,” with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh (7th) day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven (7) days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that: (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first (1st) day of such proposed Special Rate Period.

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“Purchase Obligation” means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase Agreement to purchase Outstanding VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.

“Purchase Price” means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

“Purchased VRDP Shares” means all VRDP Shares purchased by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such VRDP Shares.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rate Determination Date” means, with respect to the VRDP Shares, the last day of a Rate Period for the VRDP Shares or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

“Rate Period” with respect to the VRDP Shares, means the Initial Rate Period and any Subsequent Rate Period, including any Special Rate Period.

“Rate Period Days” for any Rate Period, means the number of days that would constitute such Rate Period, but for the application of Section 2(d) of Part I of the Statement or Section 4(b) of Part I of the Statement.

“Rating Agency” means each of Fitch (if Fitch is then rating the VRDP Shares at the request of the Fund), Moody’s (if Moody’s is then rating the VRDP Shares at the request of the Fund)and any Other Rating Agency (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).

“Rating Agency Guidelines” means Moody’s Guidelines (if Moody’s is then rating the VRDP Shares at the request of the Fund), Fitch Guidelines (if Fitch is then rating the VRDP Shares at the request of the Fund) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating the VRDP Shares at the request of the Fund).

“Redemption Date” has the meaning specified in Section 10(c) of Part I of the Statement.

“Redemption Price” means the applicable redemption price specified in Section 10(a) or 10(b) of Part I of the Statement.

“Related Documents” means this Agreement, the Charter, the Statement, the VRDP Shares, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement and the Tender and Paying Agent Agreement.

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“Related Party” means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.

“Related Party Termination Date” means the effective date of the termination of the VRDP Shares Purchase Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.

“Related Party Termination Event” means the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of VRDP Shares pursuant to the terms of the VRDP Shares Purchase Agreement.

“Remarketing” means the remarketing of VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and the Statement.

“Remarketing Agent” means, with respect to the VRDP Shares, the Person or Persons designated as Remarketing Agent for the VRDP Shares with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), initially as set forth in Schedule I hereto, and its or their permitted successors and assigns.

“Remarketing Materials” means (i) the Fund’s most recent annual report and, if available, subsequent semi-annual report, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (ii) the most recent annual and, if available, interim report of the Liquidity Provider, which shall be deemed to have been made available upon the electronic availability of any such document on a public website, (iii) such other publicly available information as the Fund or the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request from time to time, of the Liquidity Provider, the Fund or the Remarketing Agent, and such other documentation, representations, warranties and certifications as the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may reasonably request, it being understood that the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, may, in its discretion, determine to deliver to purchasers and prospective purchasers, in connection with the offer and sale of VRDP Shares by the Liquidity Provider, a Remarketing Memorandum, and (iv) such other publicly available information necessary, in the opinion of counsel for the Fund, the Liquidity Provider or the Remarketing Agent, if applicable, to amend or supplement the foregoing materials, in order that the foregoing materials will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time made available to or delivered to a purchaser.

“Remarketing Memorandum” means any written communication describing the Fund, the Liquidity Provider and/or the terms of the VRDP Shares and the Purchase Obligation, which has been approved prior to its use by each party hereto in writing for use in connection with Remarketing prior to its use, which approval shall not be unreasonably withheld or delayed and shall (i) be limited in scope to the Liquidity Provider Information in the case of any such approval by the Liquidity Provider and (ii) exclude the Liquidity Provider Information in the case of any such approval by the Fund.

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“Representatives” has the meaning set forth in Section 8.15.

“Requisite NRSROs” means (i) any two (2) NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer; or (ii) if only one (1) NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

“Scheduled Termination Date” means July 9, 2021 or any succeeding date to which the term of this Agreement is extended pursuant to Section 2.02.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

“Special Rate Period” with respect to the VRDP Shares, has the meaning specified in Section 4(a) of Part I of the Statement.

“Special Redemption Provisions” has the meaning specified in Section 10(a)(i) of Part I of the Statement.

“Statement” means the Statement of Preferences of Variable Rate Demand Preferred Shares, as amended from time to time in accordance with the provisions thereof, as applicable, with respect to the Fund and the VRDP Shares.

“Subsequent Rate Period” with respect to the VRDP Shares, means the period from, and including, the first day following the Initial Rate Period of the VRDP Shares to, and including, the next Rate Determination Date for the VRDP Shares and any period thereafter from, and including, the first day following a Rate Determination Date for the VRDP Shares to, and including, the next succeeding Rate Determination Date for the VRDP Shares; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.

“Tender” means either a Mandatory Tender or an Optional Tender, as applicable.

“Tender and Paying Agent” means The Bank of New York Mellon or, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund’s tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to VRDP Shares.

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“Tender and Paying Agent Agreement” means the amended and restated tender and paying agent agreement, dated as of June 16, 2020, by and between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.

“Termination Event” means a termination of this Agreement (a) on a Scheduled Termination Date, as such date may be extended pursuant to the terms hereof, (b) following written notice provided by the Fund pursuant to Section 8.06(b) hereof following the occurrence of a Liquidity Provider Ratings Event at any time during the term hereof or (c) on a Related Party Termination Date.

“TOB Trust” means a tender option bond trust or similar vehicles that are functionally equivalent to tender option bond trusts and used for providing financing for municipal obligations and municipal closed-end fund preferred shares.

“Transactions” has the meaning set forth in Section 8.15.

“U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Valuation Date” means, for purposes of determining whether the Fund is maintaining the VRDP Shares Basic Maintenance Amount, (i) each Friday occurring after the Date of Original Issue that is a Business Day or, for any such Friday that is not a Business Day, the immediately preceding Business Day and (ii) the Date of Original Issue.

“VRDP Shares” has the meaning set forth in the recitals to this Agreement.

“VRDP Shares Purchase Agreement” means the VRDP Shares Purchase Agreement, dated as of June 16, 2020, by and between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement.

“VRDP Shares Remarketing Agreement” means the VRDP Shares Remarketing Agreement with respect to the VRDP Shares, dated as of June 16, 2020, by and between the Fund and the Remarketing Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor remarketing agent.

“written” or “in writing” means any form of written communication, including communication by means of telex, telecopier or electronic mail.

SECTION 1.02. Incorporation of Certain Definitions by Reference.

Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Statement. Any day not referred to herein as a Business Day shall mean a calendar day.

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ARTICLE II

PURCHASE OBLIGATION

SECTION 2.01. Commitment to Purchase VRDP Shares; Fees.

(a) The Fund and the Liquidity Provider are entering into this Agreement in connection with the Liquidity Provider’s agreement to provide the Purchase Obligation under the VRDP Shares Purchase Agreement. The Liquidity Provider agrees that in no event shall amounts paid by it in respect of the Purchase Obligation be paid from funds or property of the Fund, including, without limitation, any funds derived from funds that the Fund may have on deposit with the Liquidity Provider. The obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the VRDP Shares Purchase Agreement shall run to the benefit of the Holders and Beneficial Owners of VRDP Shares and shall be unconditional and irrevocable in accordance with the provisions thereof.

(b) Pursuant to the Statement, the Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable-rate securities whose appointment has been consented to in writing by the Liquidity Provider (which consent shall not be unreasonably withheld) to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to a Tender. All such VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.

(c) Upon the occurrence of the Effective Date, the Fund shall use its best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in the Statement, the Tender and Paying Agent Agreement and the VRDP Shares Purchase Agreement.

SECTION 2.02. Extension of Scheduled Termination Date.

The Fund shall have the right, exercisable not more than 120 days nor less than 90 days prior to the Scheduled Termination Date, to request that the Liquidity Provider extend the term of such Scheduled Termination Date for an additional period of up to 180 days or, if mutually agreed upon by the parties hereto, a period greater than 180 days, which request may be conditioned upon terms and conditions that are different from the terms and conditions of this Agreement and the VRDP Shares Purchase Agreement then in effect. The Liquidity Provider shall, no later than 30 days after receiving such request, notify the Fund and the Tender and Paying Agent of its acceptance or rejection of such request, which acceptance by the Liquidity Provider may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions of this Agreement and the VRDP Shares Purchase Agreement then in effect or the terms and conditions proposed by the Fund in making an extension request. If the Liquidity Provider fails to notify the Fund and the Tender and Paying Agent of its acceptance or rejection of the Fund’s request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If the Liquidity Provider provides a Conditional Acceptance, then the Fund shall have 30 days thereafter to notify the Liquidity Provider and the Tender and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Liquidity Provider’s Conditional Acceptance. The Fund’s failure to notify the Liquidity Provider and the Tender and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Liquidity Provider’s Conditional Acceptance. The Fund acknowledges and agrees that the Liquidity Provider may grant or deny any request for extension of the Scheduled Termination Date in its sole and absolute discretion.

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SECTION 2.03. Sale of VRDP Shares.

(a) The Liquidity Provider shall make available to the Remarketing Agent those VRDP Shares held by it pursuant to the VRDP Shares Purchase Agreement for Remarketing in accordance with the terms of the VRDP Shares Remarketing Agreement and the remarketing procedures thereunder; provided, however, that the Liquidity Provider expressly reserves the right to sell VRDP Shares held by it at any time to any Person that is a QIB and by any other means deemed appropriate by the Liquidity Provider in its sole discretion in accordance with applicable law; provided, that the Liquidity Provider shall not sell any VRDP Shares held by it outside of a Remarketing to any Person that is not a registered investment company under the 1940 Act (a “RIC”) other than (i) an affiliate of the Liquidity Provider or Remarketing Agent or (ii) in connection with a repurchase financing transaction, without the prior consent of the Fund. For purposes of the preceding sentence, the Fund’s prior consent shall not be unreasonably withheld or delayed with respect to sales to (1) a TOB Trust (all of the investors in which are RICs, banks, insurance companies or any companies that are included in the S&P 500 Index (or a direct or indirect wholly-owned subsidiary thereof)) or (2) to any bank, insurance company or any company that is included in the S&P 500 Index (or a direct or indirect wholly-owned subsidiary thereof); provided, that with respect to any other purchaser, any consent withheld by the Fund because of the identity of such purchaser shall not be deemed unreasonable. The Liquidity Provider agrees that offers and sales will be made only to QIBs, pursuant to Rule 144A or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.

(b) In order to facilitate the sale of VRDP Shares by the Liquidity Provider, the Fund and the Liquidity Provider agree to timely make available their respective Remarketing Materials for inclusion in any Remarketing Memorandum.

SECTION 2.04. Reduction of Available Commitment.

(a) As of the opening of business on the day following the Liquidity Provider’s receipt of written notice (which the Fund will cause to be given) of any redemption or other repurchase of VRDP Shares consummated by the Fund, the Available Commitment shall automatically be reduced by the amount applicable to the VRDP Shares so redeemed or otherwise repurchased; and the Available Commitment in respect of such VRDP Shares shall be extinguished and shall not thereafter be revived, except with the prior written consent of the Liquidity Provider. Notwithstanding the foregoing, nothing herein is intended to expand the terms of the Purchase Obligation.

(b) In the event that any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares prior to the occurrence of a Fund Insolvency Event are required to be, and are, paid over to the bankruptcy estate of the Fund pursuant to a final, non-appealable judgment of a court of competent jurisdiction arising out of a Fund Insolvency Event, any Beneficial Owner (or former Beneficial Owner) of VRDP Shares that has paid over to the bankruptcy estate of the Fund pursuant to such judgment any dividends or redemption proceeds previously received from the Fund may demand reimbursement from the Liquidity Provider of any amounts so paid. The Liquidity Provider agrees to make such reimbursement payment within three (3) Business Days of receipt of any such demand for payment made in writing and accompanied by evidence reasonably satisfactory to the Liquidity Provider of payment made to the bankruptcy estate of the Fund by or on behalf of the demanding party. In connection with any reimbursement payment by the Liquidity Provider, the Beneficial Owner (or former Beneficial Owner) of VRDP Shares shall be deemed to have transferred, assigned and conveyed to the Liquidity Provider the right to receive from the Fund and the bankruptcy estate of the Fund any such dividends or redemption proceeds in exchange for the reimbursement payment by the Liquidity Provider, and the Beneficial Owner (or former Beneficial Owner) shall execute, acknowledge and deliver such further conveyances, assignments and other documents as the Liquidity Provider may reasonably request and are reasonably necessary in order to effectuate such assignment. The provisions of this Section 2.04 shall survive any expiration or termination of this Agreement, in respect of any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares during the term of this Agreement, and shall be in addition to any other obligation of the Liquidity Provider under this Agreement.

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SECTION 2.05. Fees.

(a) Except as provided in the succeeding sentence, the Fund shall pay to the Liquidity Provider from the Effective Date to and including the date on which the Purchase Obligation under the VRDP Shares Purchase Agreement for all VRDP Shares has terminated, a monthly fee, payable in arrears in respect of a calendar month, for each VRDP Share Outstanding on the first calendar day of the immediately preceding calendar month, in an amount, equal to (a) the product of (i) 0.80% of 101.85% of the Liquidation Preference for such VRDP Share and (ii) the actual number of days from and including such first calendar day of the immediately preceding calendar month to and including the last calendar day of such immediately preceding month, or if applicable, the date of any prior redemption of such VRDP Share (as the case may be) divided by (b) 365; provided, that without limiting the foregoing, during any period in which a VRDP Share constitutes a Purchased VRDP Share, the fee payable in respect of such Purchased VRDP Share for such period shall be an amount equal to (1) the product of (x) the applicable per annum rate or rates set forth in the table below of 101.85% of the Liquidation Preference of such Purchased VRDP Share and (y) the actual number of days from and including such first calendar day of such period to and excluding the last calendar day of such period, or, if applicable, the date of any prior redemption of such Purchased VRDP Share (as the case may be) divided by (2) 365:

Failed Remarketing Condition shall have occurred and be continuing for:
up to 59 days	0.85%
60 days but fewer than 120 days	1.00%
120 days but fewer than 180 days	1.50%
180 days or more	2.75%

The fee for the period from and including the Effective Date to and including June 30, 2020 shall be paid on July 15, 2020, provided that the day count for such fee calculation pursuant to clause (a)(ii) of the immediately preceding sentence for such payment on July 15, 2020 shall be 6 days and the fee shall be calculated in respect of each VRDP Share Outstanding on the Effective Date instead of the first calendar day of the immediately preceding month.

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With respect to the fees payable pursuant to the first sentence of this Section 2.05, such fee shall be invoiced by the Liquidity Provider and shall be payable monthly in arrears on the 15th calendar day of each month and, if such day is not a Business Day, the next succeeding Business Day, and upon the date of termination of this Agreement, unless such payment date is a Dividend Payment Date, in which case such fee shall be paid on the Business Day immediately preceding such payment date. In addition, notwithstanding the foregoing, in the event of any optional redemption of VRDP Shares during the period commencing on the date hereof and ending on the July 9, 2021, on the related Redemption Date the Fund shall pay to the Liquidity Provider a make-whole amount equal to the fee that would otherwise have been payable in respect of such redeemed VRDP Shares for the remainder of such period calculated as if such VRDP Shares remained Outstanding and not purchased by the Liquidity Provider during such remaining period.

SECTION 2.06. Operating Expenses.

The Fund shall pay amounts due to be paid by it hereunder (including any incidental expenses but not including redemption or dividend payments on the VRDP Shares) as operating expenses.

SECTION 2.07. No Deductions; Increased Costs.

(a) To the extent set forth in clauses (b) and (c) below, all “Sums Payable Hereunder” shall be paid in full, without any deduction or withholding whatsoever. For purposes of this Section 2.07, “Sums Payable Hereunder” shall mean amounts payable by the Fund hereunder, whether of fees, expenses or otherwise (but excluding any sums payable with respect to VRDP Shares of liquidation preference or dividends whether in connection with a Failed Remarketing Condition —Purchased VRDP Shares Redemption or otherwise).

(b) If any change in applicable law, regulation, condition, or directive applicable to transactions of the type contemplated in this Agreement and the VRDP Shares Purchase Agreement (including any request, guideline or policy whether or not having the force of law (which the Liquidity Provider, in the reasonable exercise of its judgment, complies with) and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect but excluding, changes in tax laws) or interpretation thereof by any authority charged with the administration or interpretation thereof with respect to the regulation of national banks occurs after the date hereof which:

(i) imposes, modifies or deems applicable any reserve or deposit or similar requirements against any assets held by or in connection with the Liquidity Provider’s commitment to provide the Purchase Obligation or this Agreement (or any Related Document to which the Liquidity Provider is a party); or

(ii) imposes upon the Liquidity Provider any other condition with respect to Sums Payable Hereunder or amounts payable by the Liquidity Provider with respect to this Agreement (or any Related Document to which the Liquidity Provider is a party) or its commitment to provide the Purchase Obligation; and the result of any of the foregoing is (x) to increase the cost to the Liquidity Provider of entering into or performing this Agreement (or any Related Document to which the Liquidity Provider is a party), making any payment pursuant to its Purchase Obligation or maintaining its commitment to provide the Purchase Obligation, (y) to reduce the amount of any Sums Payable Hereunder to the Liquidity Provider or (z) to require the Liquidity Provider to make any payment to a regulatory or governmental authority on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Liquidity Provider reasonably deems material, then:

(1) the Liquidity Provider shall promptly notify the Fund in writing of the happening of such event;

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(2) the Liquidity Provider shall promptly deliver to the Fund a certificate stating in reasonable detail the change which has occurred or the reserve requirements or other conditions which have been imposed on the Liquidity Provider or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

(3) the Fund shall within thirty (30) days after demand and the Fund’s receipt of the certificate described in subclause (2) above pay to the Liquidity Provider such an amount or amounts as will compensate the Liquidity Provider for such additional cost, reduction or payment as set forth on such certificate.

The reasonably detailed certificate of the Liquidity Provider prepared in good faith, signed by a senior officer of the Liquidity Provider, as to the additional amounts payable pursuant to this paragraph delivered to the Fund shall be conclusive and binding on the Fund absent manifest error of the amount thereof. In the event any such amounts paid by the Fund are subsequently refunded to the Liquidity Provider by the authority imposing such costs, the Liquidity Provider will reimburse the Fund for such amounts to the extent they are refunded to the Liquidity Provider, but without interest; provided, however, that it is understood and agreed that the Liquidity Provider has no duty or obligation to contest the imposition of or seek the recovery of any such costs.

For the avoidance of doubt, no payment will be due under this subsection in respect of a cost arising solely out of the ownership of VRDP Shares after performance by the Liquidity Provider of its obligations under this Agreement.

(c) If any applicable law, rule or regulation regarding capital adequacy, or any change therein, in each case adopted after the date hereof, or any change in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or any of its branches) with any request or directive made after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Liquidity Provider’s capital as a consequence of its obligations hereunder (or any Related Document to which the Liquidity Provider is a party) or under its commitment to provide the Purchase Obligation or the transactions referenced herein or contemplated hereby to a level below that which the Liquidity Provider could have achieved but for such adoption, change or compliance (taking into consideration the Liquidity Provider’s policies with respect to liquidity and capital adequacy) by an amount reasonably deemed by the Liquidity Provider to be material, then, within thirty (30) days of demand by the Liquidity Provider and receipt by the Fund of a certificate stating in reasonable detail the basis on which such amount was determined, the amount requested and the way in which such amount has been calculated, the Fund shall pay to the Liquidity Provider such additional amount or amounts determined by the Liquidity Provider set forth on such certificate as will compensate the Liquidity Provider for such reduced rate of return. The reasonably detailed certificate of the Liquidity Provider prepared in good faith, signed by a senior officer of the Liquidity Provider, as to the additional amounts payable pursuant to this paragraph delivered to the Fund shall be conclusive and binding on the Fund absent manifest error of the amount thereof.

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For the avoidance of doubt, no payment will be due under this subsection in respect of a cost arising solely out of the ownership of VRDP Shares after performance by the Liquidity Provider of its obligations under this Agreement.

(d) With respect to the Liquidity Provider’s claim for any compensation under this Section 2.07, the Fund shall not be required to compensate the Liquidity Provider for any amount incurred more than one hundred eighty (180) days prior to the date that the Liquidity Provider notifies the Fund of the event that gives rise to such claim; provided that if the circumstances giving rise to such claim is retroactive, then such 180-day period referenced above shall be extended to include the period of retroactive effect.

SECTION 2.08. Current Special Rate Period.

The terms set forth in Schedule III hereto shall be applicable during the Current Special Rate Period and such terms shall supersede any other terms, provisions or obligations set forth in this Agreement during the Current Special Rate Period. Schedule III shall have no force or effect after the last day of the Current Special Rate Period and the terms and provisions therein shall be deemed deleted and removed from this Agreement in its entirety thereafter without any further action from the Fund or the Liquidity Provider.

ARTICLE III

CLOSING DATE

SECTION 3.01. Conditions to Closing Date.

It shall be a condition to the Closing Date that each of the following conditions shall have been satisfied or waived as of such date, and upon such satisfaction or waiver, this Agreement shall be effective:

(a) this Agreement shall have been duly executed and delivered by the parties hereto; and

(b) the VRDP Shares Purchase Agreement, VRDP Shares Remarketing Agreement and the Tender and Paying Agent Agreement shall have been duly executed and delivered by the parties hereto or thereto;

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(c) the VRDP Shares shall have a long-term preferred share rating of Aa2 from Moody’s or AAA from Fitch;

(d) the Liquidity Provider shall have short-term debt ratings of P-1 from Moody’s and F1+ from Fitch;

(e) receipt by the Liquidity Provider of executed originals, or copies certified by a duly authorized officer of the Fund to be in full force and effect and not otherwise amended, of: the Statement and the VRDP Shares; a true and complete copy of the Charter as in full force and effect on the Closing Date; and an incumbency certificate with respect to the authorized signatories thereto;

(f) receipt by the Liquidity Provider of opinions of counsel for the Fund in form reasonably satisfactory to the Liquidity Provider;

(g) receipt by the Fund of opinions of counsel for the Liquidity Provider and the Remarketing Agent in form reasonably satisfactory to the Fund;

(h) receipt by the Fund and the Liquidity Provider of opinions of counsel for the Tender and Paying Agent in form reasonably satisfactory to the Fund and Liquidity Provider;

(i) the reasonable fees and expenses and all other amounts (including reasonable attorneys’ fees and expenses related to the execution and delivery of the Related Documents) payable to the Liquidity Provider on or prior to the Closing Date pursuant to this Agreement shall have been paid subject to the Liquidity Provider’s agreement to bear certain costs pursuant to Section 8.03(a) of this Agreement; and

(j) there shall have been delivered to the Liquidity Provider such publicly available information and copies of documents, approvals (if any) and records certified, where appropriate, of organizational and legal proceedings as the Liquidity Provider may have requested relating to the Fund’s entering into and performing this Agreement and the other Related Documents to which it is a party, and the transactions contemplated hereby and thereby. Such documents shall, in any event, include a certificate of the Fund, in form and substance satisfactory to the Liquidity Provider and its counsel, executed by an executive officer of the Fund, dated the Closing Date, to the effect that the all representations and warranties made by the Fund herein or in any of the Related Documents to which it is a party shall be true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of such time, unless such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, that all fees and expenses and other amounts and obligations payable by the Fund under this Agreement have been paid or satisfied as of such date and that all actions required to be taken, all consents required to be obtained, and all resolutions required to be adopted (which resolutions shall be attached to such certificate), in each case by the Fund under applicable law, have been done, obtained and adopted.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE FUND

The representations and warranties set out in this Article IV are given hereunder by the Fund on the Closing Date (in respect of Section 4.01 to Section 4.06 (inclusive), Section 4.08 and Section 4.09) and as of the Effective Date and each date subsequent to the date thereof, except that the representations and warranties set forth in Section 4.10, Section 4.11 and Section 4.12 shall be given only on the Effective Date.

SECTION 4.01. Existence.

The Fund is validly existing as a corporation under the laws of the State of Delaware, with full right and power to issue the VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.

SECTION 4.02. Authorization; Contravention.

The execution, delivery and performance by the Fund of this Agreement and each other Related Document are within the Fund’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Fund or result in the creation or imposition of any lien or encumbrance on any asset of the Fund, except for such violations or contraventions which would not have a material adverse effect on the Fund’s ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares or any other Related Documents; provided, however, that the foregoing exception shall not apply to any violation or contravention of the Charter.

SECTION 4.03. Binding Effect.

This Agreement, the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement constitute valid and binding agreements of the Fund, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws. The VRDP Shares have been duly authorized and validly issued by the Fund and are fully paid and nonassessable and are free of any preemptive or similar rights.

SECTION 4.04. Financial Information.

The financial statements of the Fund as of its most recent fiscal year-end, and the auditors’ report with respect thereto, copies of which have heretofore been furnished to the Liquidity Provider, are complete and correct and fairly present in all material respects the financial condition of the Fund, at such date and for such period, and were prepared in accordance with United States generally accepted accounting principles, consistently applied. Since the most recent fiscal year-end of the Fund, there has been no material adverse change in the condition (financial or otherwise) or operations of the Fund, except as disclosed in writing to the Liquidity Provider. Since the date of the financial statements, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Fund which materially adversely affects the issuance of any of the VRDP Shares or the Fund’s ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares and the Related Documents.

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SECTION 4.05. Litigation.

Except as disclosed in Schedule II hereto, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Fund) overtly threatened in writing against the Fund in any court or before any governmental authority (i) in any way contesting or that, if decided adversely, would affect the validity of any other Related Document or this Agreement; or (ii) in which a final adverse decision would adversely affect provisions for or materially adversely affect the sources for payment of liquidation preference of or dividends on the VRDP Shares.

SECTION 4.06. Consents.

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any governmental agency or bureau required to be obtained in connection with the execution, delivery, performance, validity or enforceability against the Fund of this Agreement and the other Related Documents (including the VRDP Shares) to which it is a party or by which it is bound have been obtained and are in full force and effect.

SECTION 4.07. Offering Memorandum.

[Reserved]

SECTION 4.08. Complete and Correct Information.

All information, reports and other papers and data with respect to the Fund furnished to the Liquidity Provider were, at the time the same were so furnished, complete and correct in all material respects. Any financial, budget and other projections furnished to the Liquidity Provider were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent, the Fund’s best estimate of the Fund’s future financial performance. No fact is known to the Fund that materially and adversely affects or in the future may (so far as it can reasonably foresee) materially and adversely affect the VRDP Shares, or the Fund’s ability to pay when due its obligations under this Agreement, any of the VRDP Shares and the other Related Documents that has not been set forth in the financial information and other documents referred to in this Section 4.08 or in such information, reports, papers and data or otherwise disclosed in writing to the Liquidity Provider. Taken as a whole, the documents furnished and written statements made by the Fund in connection with the negotiation, preparation or execution of this Agreement and the other Related Documents do not contain untrue statements of material facts or omit to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made when taken as a whole, not misleading.

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SECTION 4.09. 1940 Act Registration.

The Fund is duly registered as a closed-end management investment company under the 1940 Act and such registration is in full force and effect.

SECTION 4.10. Effective Leverage Ratio; Minimum VRDP Shares Asset Coverage.

As of the Effective Date, the Fund is not in an Effective Leverage Ratio Cure Period with respect to its Effective Leverage Ratio covenant in Section 6.18 and is in compliance with the Minimum VRDP Shares Asset Coverage.

SECTION 4.11. Investment Policies.

As of the Effective Date, the Fund owns only Eligible Assets.

SECTION 4.12. Credit Quality.

The Fund has invested at least 75% of its Managed Assets in investment grade securities that, at the time of investment, were rated within the four highest grades (Baa or BBB or better) by at least one NRSRO or were unrated but judged to be of comparable quality by the Investment Adviser.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE LIQUIDITY PROVIDER

The representations and warranties set out in this Article V are given hereunder by the Liquidity Provider on the Closing Date and are not repeated on any subsequent date.

SECTION 5.01. Existence.

The Liquidity Provider is a Canadian chartered bank duly established and validly existing under the Bank Act (Canada) and duly licensed to operate its New York branch located at 31 West 52nd Street, New York, NY 10019 (the “New York Branch”). The Liquidity Provider has all requisite power and authority to execute and deliver, and to perform its obligations under this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, and to do so acting through its New York Branch.

SECTION 5.02. Authorization; Contravention.

The execution, delivery and performance by the Liquidity Provider of this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, are within the Liquidity Provider’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Liquidity Provider or result in the creation or imposition of any lien or encumbrance on any asset of the Liquidity Provider, except for such violations, contraventions, defaults, liens or encumbrances that would not have a material adverse effect on the Liquidity Provider’s ability to pay when due and otherwise perform its obligations under this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation; provided, however, that the foregoing exception shall not apply to any violation or contravention of the Liquidity Provider’s charter.

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SECTION 5.03. Binding Effect.

Each of this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation, constitutes a valid and binding agreement of the Liquidity Provider enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.

SECTION 5.04. Financial Information.

The consolidated financial statements of the Liquidity Provider, which comprise the consolidated balance sheet as at October 31, 2019 and October 31, 2018, and the consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended October 31, 2019, copies of which are publicly available, present fairly, in all material respects, the financial position of the Liquidity Provider and its consolidated subsidiaries as at October 31, 2019 and October 31, 2018, and its financial performances and its cash flows for each of the years in the period ended October 31, 2019 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Since the date of the most recent such financial statement, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Liquidity Provider that would materially and adversely affect its ability to perform its obligations under this Agreement or the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 5.05. Litigation.

Except as disclosed in the publicly available financial statements of the Liquidity Provider, no action, suit, proceeding or investigation is pending or (to the best knowledge of the Liquidity Provider) overtly threatened in writing against the Liquidity Provider in any court or before any governmental authority in any way contesting or that, if decided adversely, would affect the validity of this Agreement or the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 5.06. Consents.

All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any regulatory, supervisory or governmental agency, bureau or agency required to be obtained in connection with the performance by the Liquidity Provider of or the execution and, delivery by, or the validity or enforceability against, the Liquidity Provider of, this Agreement and the other Related Documents to which the Liquidity Provider is a party have been obtained and are in full force and effect. If and to the extent that the Purchase Obligation is determined to be a “security” for purposes of the Securities Act, the Purchase Obligation is exempt from registration under Section 3(a)(2) of the Securities Act.

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SECTION 5.07. [Reserved].

SECTION 5.08. Ranking.

The obligations of the Liquidity Provider under the VRDP Shares Purchase Agreement rank pari passu with all other senior unsecured obligations of the Liquidity Provider (other than any such obligations preferred by statute or by operation of law).

SECTION 5.09. Related Party.

The Liquidity Provider is not related to the Fund within the meaning of Section 267(b) or Section 707(b) of the Code.

SECTION 5.10. Debt Rating.

The Liquidity Provider has a short-term debt ratings of “P-1” from Moody’s and “F1+” from Fitch.

ARTICLE VI

COVENANTS OF THE FUND

The Fund agrees that, so long as there is any Purchase Obligation under the VRDP Shares Purchase Agreement or any amount payable hereunder or the Liquidity Provider owns any VRDP Shares purchased pursuant to the Purchase Obligation:

SECTION 6.01. Information.

Without limitation of the other provisions of this Agreement, the Fund will deliver, or direct the Tender and Paying Agent to deliver, to the Liquidity Provider:

(a) upon receipt, a copy of any Notice of Tender and any Notice of Purchase;

(b) within three (3) Business Days following the occurrence of a Mandatory Tender Event, a Mandatory Tender Notice;

(c) within three (3) Business Days following the occurrence of a Mandatory Purchase Event, a Mandatory Purchase Notice;

(d) as promptly as practicable after the preparation and filing thereof with the SEC, each annual and semi-annual report prepared with respect to the Fund, which delivery shall be deemed to have been made upon the electronic availability of any such document on a public website;

(e) notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VRDP Shares by any NRSRO then rating the VRDP Shares at the request of the Fund, or any change of a NRSRO rating the VRDP Shares at the request of the Fund, as promptly as practicable upon the occurrence thereof;

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(f) notice of any redemption or other repurchase of any or all of the VRDP Shares as provided in the Statement;

(g) notice of any proposed amendments to or waivers of any of the Related Documents at such time as the amendments or waivers are sent to other parties and in any event not less than ten (10) Business Days prior to any proposed amendment or waiver and copies of all actual amendments or waivers thereto within five (5) Business Days of being signed or, in each case, as provided in the relevant document;

(h) notice of any missed, reduced or deferred dividend payment that remains uncured for more than three (3) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(i) notice of the failure to make the deposit provided for under and in accordance with Section 10(g) of Part I of the Statement in respect of a properly noticed redemption and the continuation thereof beyond the third (3rd) Business Day following the required date of deposit, as soon as reasonably practicable, but in no event later than two (2) Business Days after obtaining knowledge of such failure;

(j) notice of non-compliance with the Rating Agency Guidelines for more than five (5) Business Days or of the Minimum VRDP Shares Asset Coverage for more than five (5) Business Days as soon as reasonably practicable, but in no event later than one (1) Business Day after expiration of the foregoing grace period;

(k) notice of the distribution of net capital gains or ordinary income taxable for regular federal income tax purposes in advance of the Rate Period that such gains or income will or may be distributed, simultaneously with the Tender and Paying Agent providing such notice to Beneficial Owners or their Agent Members;

(l) notice of any change to any investment adviser or sub-adviser of the Fund within two (2) Business Days after a resignation or a notice of removal has been sent by or to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser;

(m) notice of any proxy solicitation as soon as reasonably practicable, but in no event later than five (5) Business Days after mailing thereof by the Fund’s proxy agent;

(n) notice one (1) Business Day after the occurrence thereof of (i) the failure of the Fund to pay the amount due on any senior securities or debt not constituting a senior security at the time outstanding, and any period of grace or cure with respect thereto shall have expired; or (ii) the failure of the Fund to pay, or admitting in writing its inability to pay, its debts generally as they become due; or (iii) the failure of the Fund to pay accumulated dividends on any additional preferred shares ranking pari passu with the VRDP Shares, and any period of grace or cure with respect thereto shall have expired;

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(o) as soon as reasonably practicable upon the request of the Liquidity Provider, any Remarketing Materials required of the Fund pursuant to Section 2.03(b);

(p) notice of a material breach of any representation, warranty or covenant of the Fund (including any failure by the Fund to maintain the Minimum VRDP Shares Asset Coverage by any applicable Minimum VRDP Shares Asset Coverage Cure Date and any breach by the Fund of the Effective Leverage Ratio covenant in Section 6.18 of this Agreement), the Tender and Paying Agent or the Remarketing Agent, in each case, only if the Fund has actual knowledge of such breach, set forth herein or in any Related Documents as soon as reasonably practicable, but in no event later than five (5) days after knowledge of senior management of the Fund or the Investment Adviser thereof;

(q) notice of any action, suit, proceeding, investigation or regulatory or business development, including any that is pending or threatened in writing against the Fund or other Person in any court or before any governmental authority (i) in any way contesting or affecting the validity of this Agreement or any Related Document to which the Fund is a party; or (ii) in which a final adverse decision or outcome should reasonably be expected to materially adversely affect the ability of the Fund to perform its obligations under this Agreement or any other Related Document to which the Fund is a party as promptly as practicable, but in no event, later than ten (10) Business Days after knowledge of senior management of the Fund or the Investment Adviser thereof;

(r) copies of all certificates that the Fund has delivered to each NRSRO which is then rating the VRDP Shares at the request of the Fund that are set forth in the respective Rating Agency Guidelines regarding Minimum VRDP Shares Asset Coverage, the VRDP Shares Basic Maintenance Amount and all related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines as soon as reasonably practicable, but in no event, later than ten (10) Business Days after such certificates have been sent;

(s) a report of portfolio holdings of the Fund as of the end of each month 15 days after the end of each month;

(t) from time to time such additional information regarding the financial position, results of operations or prospects of the Fund as the Liquidity Provider may reasonably request including, without limitation, copies of all offering memorandums or other offering material with respect to the sale of any securities of the Fund as soon as reasonably practicable, but in no event later than ten (10) Business Days after a request;

(u) notice (i) as of the fifteenth day (or, if not a Business Day, as of the next succeeding Business Day) and the last Business Day of each month, reasonably promptly thereafter, and on the Business Day immediately following a request by the Liquidity Provider, as of the most recent practicable date, of, if applicable, the Market Value of the Liquidity Account Investments and Deposit Securities included in the Liquidity Account, in each case by Electronic Means (which, for this purpose, includes the posting of such information on the Fund’s website) and (ii) on each Tuesday (or, if not a Business Day, as of the next succeeding Business Day) of the Fund’s then-current Effective Leverage Ratio and Minimum VRDP Shares Asset Coverage as of the close of business on the immediately preceding Friday by Electronic Means (which, for this purpose, includes the posting of such information on the Fund’s website);

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(v) upon receipt, a copy of a Notice of Revocation received by the Tender and Paying Agent from a Beneficial Owner or its Agent Member;

(w) notice if the Remarketing Agent establishes the Maximum Rate as the Applicable Rate as soon as reasonably practicable following receipt by the Fund of notice thereof from the Remarketing Agent;

(x) a copy of the notice to the Tender and Paying Agent delivered by the Fund indicating its intention to make a Gross-Up Payment on the VRDP Shares pursuant to the Statement; and

(y) notice of the Fund’s failure to declare a dividend on the VRDP Shares on any day no later than 11:00 a.m. (New York City time) on the Business Day after the occurrence of such failure.

SECTION 6.02. No Amendment or Certain Other Actions Without Consent of the Liquidity Provider.

Without the prior written consent of the Liquidity Provider, which prior written consent shall be determined in the Liquidity Provider’s good faith discretion, the Fund will not agree or consent to any amendment, supplement, modification or repeal of any Related Document to which it is a party (or to which its consent is required because such Related Document constitutes an organizational document of the Fund or otherwise) or provision therein, nor waive any provision thereof; provided further, that so long as TD together with any of its Affiliates individually or in the aggregate own 100% of the Outstanding VRDP Shares, the Fund shall not amend the Notice of Special Rate Period. In addition, the Fund will not, without the prior written consent of the Liquidity Provider, which prior written consent shall be determined in the Liquidity Provider’s good faith discretion, designate or approve of or, as applicable, permit: (i) the designation of any Special Rate Period pursuant to Section 4(a) of Part I of the Statement; (ii) any change to the Dividend Payment Dates or Dividend Periods in respect of any Minimum Rate Periods pursuant to Section 2(d)(i) of Part I of the Statement; (iii) any change to the definition of Applicable Rate, Applicable Spread or Maximum Rate, as each is defined in the Definitions section of the Statement; (iv) any change to the Dividend Payment Dates in respect of any Special Rate Period consisting of more than seven (7) Rate Period Days pursuant to Section 2(d)(ii) of Part I of the Statement; (v) the authorization, creation or issuance of any class or series of shares ranking prior to or on a parity with the VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or the authorization, creation or issuance of additional shares of any series of VRDP Shares in accordance with Section 5(c)(i)(a) of Part I of the Statement; (vi) unless the VRDP Shares are redeemed in full prior to the conversion, the conversion of the Fund from a closed-end to an open-end investment company pursuant to Section 5(c)(ii)(A) of Part I of the Statement; (vii) any plan of reorganization of the Fund pursuant to Section 5(c)(ii)(B) of Part I of the Statement; (viii) the inclusion of Special Redemption Provisions in the Notice of Special Rate Period as described in Section 10(a)(ii) of Part I of the Statement; (ix) the modification of the procedures for redemption as described in Section 10(j) of Part I of the Statement; (x) any amendment to the Statement in connection with the issuance of additional VRDP Shares or the issuance of an additional series of VRDP Shares pursuant to Section 13(a) of Part I of the Statement; (xi) the selection of one or more Other Rating Agencies; (xii) any change to the Fund’s investment objectives, as set forth under “Investment Objective and Policies” in Schedule IV herein, requiring the approval of the holders of a “majority of the Outstanding” (as defined in the 1940 Act) Common Shares and Preferred Shares, including the VRDP Shares, voting as a separate class; or (xiii) the appointment of a LIBOR Dealer (as defined in the Definitions section of the Statement) from time to time.

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SECTION 6.03. Notices and Consents Regarding Remarketing Agent and the Tender and Paying Agent.

The Fund shall not, without the Liquidity Provider’s prior written consent (which consent shall not be unreasonably withheld), appoint any Person other than the Person defined herein as the Tender and Paying Agent to perform the duties of the Tender and Paying Agent or the Person identified in Schedule I to perform the duties of the Remarketing Agent, in each case in respect of the VRDP Shares.

SECTION 6.04. Maintenance of Existence.

The Fund shall continue to maintain its existence as a corporation under the laws of the State of Delaware, with full right and power to issue the VRDP Shares and to execute, deliver and perform its obligations under this Agreement and each other Related Document.

SECTION 6.05. Ratings.

The Fund will use its reasonable best efforts to maintain a long-term preferred share rating of the VRDP Shares of Aa2 by Moody’s or a long-term preferred share rating of the VRDP Shares of AAA by Fitch (or the highest equivalent ratings category for preferred shares furnished by at least one Rating Agency).

SECTION 6.06. Tax Status of the Fund.

The Fund will qualify as a Regulated Investment Company within the meaning of Section 851(a) of the Code and the dividends made with respect to the VRDP Shares will qualify as tax exempt dividends to the extent designated by the Fund.

SECTION 6.07. Deposit Securities.

Except as otherwise provided with respect to a Failed Remarketing Condition— Purchased VRDP Shares Redemption in Section 6.21 below, if a Notice of Redemption of VRDP Shares has been provided in accordance with the Statement, the Fund shall have available Deposit Securities or shall deposit with the Tender and Paying Agent, on the day such Notice of Redemption is provided to Holders, an aggregate amount of Deposit Securities with a Market Value sufficient to redeem the VRDP Shares that are the subject of such notice as provided in the Statement.

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SECTION 6.08. Payment Obligations.

The Fund shall pay or cause to be paid all amounts payable by it hereunder and under the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement, according to the terms hereof or thereof, shall take such actions as may be necessary to include all payments hereunder which are subject to appropriation in its budget and make full appropriations related thereto, and shall duly perform each of its obligations under this Agreement, the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement. All payments of any sums due hereunder shall be made in the amounts required hereunder without any reduction or setoff, notwithstanding the availability of any right of recoupment or setoff or of any counterclaim by the Fund, each of which is hereby waived.

SECTION 6.09. Compliance With Law.

The Fund shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Fund’s ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares, and the other Related Documents.

SECTION 6.10. Maintenance of Approvals: Filings, Etc.

The Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents to which it is a party or by which it is bound, except to the extent not doing so would not have a material adverse effect on the Fund’s ability to pay when due and otherwise perform its obligations under this Agreement, any of the VRDP Shares or any other Related Documents.

SECTION 6.11. Inspection Rights.

The Fund shall, at any reasonable time and from time to time, upon at least five (5) Business Days advance written notice provided to the Fund, permit the Liquidity Provider or any agents or representatives thereof, at the Fund’s expense, to examine the records and books of account related to the transactions contemplated by this Agreement (and the Fund shall provide copies of such records and accounts reasonably requested by the Liquidity Provider, to the extent necessary, in the good faith judgment of the Liquidity Provider, to comply with laws and regulations applicable to the Liquidity Provider and its internal audit requirements), to visit its properties and to discuss its affairs, finances and accounts with any of its officers and independent accountants, provided, however, that the Fund shall not be required to pay for more than one inspection per fiscal year. The Fund will not unreasonably withhold its authorization for its independent accountants to discuss its affairs, finances and accounts with the Liquidity Provider.

SECTION 6.12. Permitted Liens.

The Fund shall not create or incur or suffer to be incurred or to exist any lien on any funds, accounts or other property held under the Charter, (a) except as permitted by the Charter or liens arising by operation of law for taxes, assessments or similar governmental charges or levies and liens arising in the ordinary course of business by operation of law and not securing indebtedness, in each case that (x) are not yet due and payable or (y) are being contested in good faith by appropriate proceedings and for which the Fund has set aside on its books adequate reserves with respect thereto in accordance with United States generally accepted accounting principles consistently applied and (b) except for any lien of the Custodian with respect to the payment of its fees or repayment for its advances, any lien that may be incurred in connection with the Fund’s use of tender option bonds, futures and forward start swaps and other derivative transactions, and any lien that may be incurred in connection with the Fund’s use of alternative forms of leverage for purposes of redeeming all of the Outstanding VRDP Shares, provided that the Fund delivers all of the proceeds raised from the alternative leverage to the Tender and Paying Agent for the purpose of redeeming the VRDP Shares, issues a notice of redemption for the VRDP Shares on the day it receives such cash and redeems such VRDP Shares as soon as practicable in accordance with the terms of the Statement and that all such proceeds so delivered to the Tender and Paying Agent shall not be subject to any lien so incurred in connection with the Fund’s use of alternative forms of leverage.

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SECTION 6.13. Litigation, Etc.

The Fund shall give prompt notice in writing to the Liquidity Provider of any litigation, administrative proceeding or business development which, if adversely determined, may materially adversely affect its business, properties or affairs and reasonably would impair the ability of the Fund to perform its obligations as set forth hereunder or under any of the Related Documents to which it is a party or by which it is bound.

SECTION 6.14. 1940 Act Registration.

The Fund shall maintain its valid registration as a registered closed-end company under the 1940 Act in full force and effect.

SECTION 6.15. Purchase by Affiliates.

The Fund shall not permit or cause to be permitted the Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a purchase of VRDP Shares which are to be cancelled within ten (10) days of purchase by the Fund), and Persons over which the Investment Adviser, or affiliated persons (as defined in Section 2(a)(3) of the 1940 Act) of the Investment Adviser, exercise discretionary investment or voting authority (other than the Fund, in the case of a purchase of VRDP Shares which are to be cancelled within ten (10) days of purchase by the Fund), to purchase VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases without such consent shall be void ab initio; provided, that, without regard to the preceding requirements, purchases of VRDP Shares may be made by broker-dealers that are affiliated persons of the Investment Adviser in riskless principal transactions with respect to such purchases of VRDP Shares.

SECTION 6.16. Eligible Assets.

The Fund shall make investments only in Eligible Assets in accordance with the Fund’s investment objectives and the investment policies as set forth under “Investment Objective and Policies” in Schedule IV herein.

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SECTION 6.17. Credit Quality.

Unless the Fund receives the prior written consent of the Liquidity Provider (such consent to be determined in the Liquidity Provider’s good faith discretion), the Fund will, under normal market conditions, invest at least 75% of its Managed Assets in investment grade securities that, at the time of investment, are rated within the four highest grades (Baa or BBB or better) by at least one NRSRO or are unrated but judged to be of comparable quality by the Investment Adviser; provided, however, that the Fund may invest up to 100% of its Managed Assets in securities issued by money market funds that invest exclusively in Eligible Assets.

SECTION 6.18. Leverage Ratio.

Unless the Fund receives the prior written consent of the Liquidity Provider, the Fund’s Effective Leverage Ratio shall not exceed 45% as of the close of business on any Business Day; provided, however, in the event that the Fund’s Effective Leverage Ratio exceeds 45% (i) solely by reason of fluctuations in the market value of its portfolio securities, in such event and to the extent the Effective Leverage Ratio exceeds 46% and (ii) in any event other than an event described in the immediately preceding clause (i), the Fund shall cause its Effective Leverage Ratio to be 45% or lower within fifteen (15) Business Days (“Effective Leverage Ratio Cure Period”).

SECTION 6.19. Engagement of Remarketing Agent and Tender and Paying Agent.

The Fund will use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with expertise in remarketing adjustable rate securities and a Tender and Paying Agent, as provided in Section 2.01 of this Agreement.

SECTION 6.20. [Intentionally Omitted].

SECTION 6.21. Failed Remarketing Condition—Purchased VRDP Shares Redemption.

If the Liquidity Provider acquires any VRDP Shares pursuant to the Purchase Obligation and continues to be the beneficial owner for federal income tax purposes of such Purchased VRDP Shares for a continuous period of six months during which such Purchased VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed pursuant to such Remarketings (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such Purchased VRDP Shares), the Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption out of funds legally available for the redemption of the Purchased VRDP Shares that are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption and in accordance with any other applicable law restrictions that apply to redemptions of stock; provided, that, as of the date of redemption: (i) to the extent any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider, the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., The Toronto-Dominion Bank, acting through its New York branch, or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with The Toronto-Dominion Bank, acting through its New York branch, or any successor or permitted assign; and (ii) to the extent (a) any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider and (b) the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., The Toronto-Dominion Bank, acting through its New York branch, or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with The Toronto-Dominion Bank, acting through its New York branch, or any successor or permitted assign, the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., The Toronto-Dominion Bank, acting through its New York branch, or any successor or permitted assign) shall have made written affirmation to the Fund not later than the Business Day immediately preceding the Redemption Date to the effect that the Liquidity Provider is in compliance with the Purchase Obligation in accordance with its terms. Notwithstanding the foregoing proviso, any failure or delay by the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption (i.e., The Toronto-Dominion Bank, acting through its New York branch, or any successor or permitted assign) to deliver the affirmation referred to in the foregoing proviso shall not relieve the Fund of its obligation to effectuate a Failed Remarketing Condition—Purchased VRDP Shares Redemption and shall only result in a delay by the Fund to effectuate a Failed Remarketing Condition—Purchased VRDP Shares Redemption until one (1) Business Day following the date that such Liquidity Provider delivers such affirmation or such affirmation is no longer required. The six-month holding period for Purchased VRDP Shares acquired and continuously held as a result of a continuing Failed Remarketing Condition—Purchased VRDP Shares will be determined by the Fund on a first-in, first-out basis.

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The Fund shall effect a Failed Remarketing Condition—Purchased VRDP Shares Redemption on the Redemption Date fixed by the Fund therefor, which date will not be later than three (3) Business Days after the expiration of the six-month period, except that if the Fund does not have funds legally available for the redemption of all of the required number of Purchased VRDP Shares which are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption or the Fund otherwise is unable as a result of applicable law restrictions that apply to redemptions of stock to effect such redemption, on or prior to three (3) Business Days after the expiration of the six-month period, the Fund will redeem those Purchased VRDP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption out of legally available funds in respect of stock and in accordance with applicable law restrictions that apply to redemptions of stock.

Notwithstanding anything expressed or implied in this Agreement to the contrary, nothing outside of this Section 6.21 or Section 6.23 shall confer upon the Liquidity Provider any rights to a redemption of Purchased VRDP Shares (other than the rights provided to Holders under the Statement).

SECTION 6.22. Failed Remarketing Condition Liquidity Account.

(a) Upon the occurrence and continuance of a Failed Remarketing Condition—Purchased VRDP Shares with respect to any VRDP Shares, by the fifth Business Day following delivery of notice thereof from the Liquidity Provider in accordance with Section 7.08(c) of this Agreement, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of such Purchased VRDP Shares. If, while the Failed Remarketing Condition—Purchased VRDP Shares with respect to such Purchased VRDP Shares is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares as of the close of business on any Business Day is less than 110% of the Liquidation Preference of such Purchased VRDP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary actions, including segregating additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares is at least equal to 110% of the Liquidation Preference of such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian with a copy to the Liquidity Provider on any date to release any Liquidity Account Investments with respect to any Purchased VRDP Shares from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Fund segregated as Liquidity Account Investments with respect to such Purchased VRDP Shares at the close of business on such date have a Market Value equal to 110% of the Liquidation Preference of such Purchased VRDP Shares and (ii) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to the Liquidity Requirement (if any) determined in accordance with subsection (b) below with respect to such Purchased VRDP Shares for such date. The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Purchased VRDP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied to the contrary herein, the assets of the Liquidity Account shall continue to be assets of the Fund subject to the interests of all creditors and shareholders of the Fund.

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(b) Subject to notice having been received as referred to in subsection (a) above, the Market Value of the Deposit Securities held in the Liquidity Account for any Purchased VRDP Shares, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the expiration of the six-month period for the Failed Remarketing Condition—Purchased VRDP Shares applicable to such Purchased VRDP Shares (which, for the avoidance of doubt, may result in multiple six month periods, each in respect of a Failed Remarketing Condition—Purchased VRDP Shares in respect of applicable Purchased VRDP Shares) specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for such Purchased VRDP Shares set forth below opposite such day (the “Liquidity Requirement”), but in all cases subject to the cure provisions of subsection (c) below:

Number of Days* Preceding the Six- Month Anniversary of the Liquidity Provider’s Purchase	Value of Deposit Securities as Percentage of Liquidation Preference
135	20%
105	40%
75	60%
45	80%
15	100%

*Or if such day is not a Business Day, the next succeeding Business Day

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(c) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Purchased VRDP Shares for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Purchased VRDP Shares, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Purchased VRDP Shares is at least equal to the Liquidity Requirement for such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.

(d) The Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares may be applied by the Fund, in its discretion, towards payment of the Redemption Price for such Purchased VRDP Shares. Upon the earlier to occur of (i) the successful remarketing of the Purchased VRDP Shares or (ii) the deposit by the Fund with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of such Purchased VRDP Shares on the Redemption Date for such Purchased VRDP Shares, the requirement of the Fund to maintain a Liquidity Account for such Purchased VRDP Shares as contemplated by this Section 6.22 shall lapse and be of no further force and effect.

SECTION 6.23. Maintenance of Minimum VRDP Shares Asset Coverage.

The Fund shall maintain Minimum VRDP Shares Asset Coverage of 225% or, if it does not cure a failure to maintain the Minimum VRDP Shares Asset Coverage by the Minimum VRDP Shares Asset Coverage Cure Date, the Fund shall immediately commence a redemption of VRDP Shares, as provided in Section 10(b)(i) of Part I of the Statement, out of funds legally available for the redemption of VRDP Shares and in accordance with any other applicable law restrictions that apply to redemptions of stock.

SECTION 6.24. Issuance of Senior Securities.

For so long as any VRDP Shares are Outstanding, the Fund shall not issue or suffer to exist any other “senior security” (as defined in the 1940 Act as of the date hereof or, in the event such definition shall be amended, with such changes to the definition thereof as consented to by the Liquidity Provider) of the Fund, except as may be otherwise mutually agreed upon by the Fund and the Liquidity Provider or that may be issued in connection with the Fund’s redemption of all of the Outstanding VRDP Shares, provided that the Fund delivers all of the proceeds raised from such issuance to the Tender and Paying Agent for the purpose of redeeming the VRDP Shares, issues a notice of redemption for the VRDP Shares on the day it receives such cash and redeems such VRDP Shares as soon as practicable in accordance with the terms of the Statement.

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ARTICLE VII

COVENANTS OF THE LIQUIDITY PROVIDER

The Liquidity Provider agrees that, from the Closing Date to the Effective Date, and thereafter in all cases so long as there is any Available Commitment under the VRDP Shares Purchase Agreement or any amount payable under the VRDP Shares Purchase Agreement:

SECTION 7.01. Proceedings.

The Liquidity Provider will deliver to the Fund as promptly as practicable notice of any action, suit, proceeding or investigation, including any that is pending against the Liquidity Provider in any court or before any governmental authority or (to the best knowledge of the Liquidity Provider) overtly threatened in writing against the Liquidity Provider (i) in any way contesting or affecting the validity of this Agreement or the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation; or (ii) in which a final adverse decision would have the effect of making the Liquidity Provider unable to perform its obligations under this Agreement and the VRDP Shares Purchase Agreement, including, without limitation, the Purchase Obligation.

SECTION 7.02. Waiver.

In the event of a termination of the VRDP Shares Purchase Agreement as a result of a Termination Event, the Liquidity Provider waives its right with respect to the exercise of the Purchase Obligation provided by any successor liquidity provider in an Alternate VRDP Purchase Agreement in respect of any Purchased VRDP Shares, but not, for the avoidance of doubt, any right of any Holders or Beneficial Owners of any such Purchased VRDP Shares, subsequent to the sale of such Purchased VRDP Shares by the Liquidity Provider in a successful Remarketing or otherwise, to exercise such Purchase Obligation provided by any successor liquidity provider in accordance with the terms of such Alternate VRDP Purchase Agreement.

SECTION 7.03. Payment Obligations.

The Liquidity Provider shall pay or cause to be paid all amounts payable by it under the VRDP Shares Purchase Agreement according to the terms thereof. The obligation of the Liquidity Provider under the VRDP Shares Purchase Agreement shall be unconditional and irrevocable in accordance with the provisions thereof, without regard to, without limitation, any failure of the representations, warranties, agreements or performance of the Tender and Paying Agent set forth therein or of the Fund set forth in this Agreement or in any Related Documents.

SECTION 7.04. Compliance With Law.

The Liquidity Provider shall comply with all laws, ordinances, orders, rules and regulations that may be applicable to it if the failure to comply could have a material adverse effect on the Liquidity Provider’s ability to perform when due the Purchase Obligation or its other obligations under the Related Documents.

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SECTION 7.05. Maintenance of Approvals: Filings, Etc.

The Liquidity Provider shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as may be necessary under any applicable law or regulation for its execution, delivery and performance of this Agreement and the other Related Documents.

SECTION 7.06. Notice of Certain Events.

(a) To the extent permitted under applicable confidentiality restrictions, the Liquidity Provider shall provide (a) written notice of an Extraordinary Corporate Event and (b) the written notice referred to in clause (y) in the definition of an Extraordinary Corporate Event to the Fund at least ten (10) days prior to the scheduled date of the occurrence of an Extraordinary Corporate Event or ten (10) days prior to the scheduled date of the applicable listed occurrence in clause (i) of such definition, respectively.

(b) The Liquidity Provider shall notify the Tender and Paying Agent and the Fund not less than sixty (60) days prior to the effective date of a Related Party Termination Event, which effective date will also be the Related Party Termination Date.

SECTION 7.07. No Amendment Without Consent of the Fund.

Without the prior written consent of the Fund, the Liquidity Provider will not agree or consent to any amendment, supplement, modification or repeal of the VRDP Shares Purchase Agreement, nor waive any provision thereof.

SECTION 7.08. Additional Information.

The Liquidity Provider will deliver or cause to be delivered to the Fund:

(a) as promptly as practicable after the preparation thereof, each publicly available financial statement prepared with respect to the Liquidity Provider, which delivery shall be deemed to have been made upon electronic availability to the public of any such document;

(b) as soon as reasonably practicable upon the request of the Fund, any Remarketing Materials required of the Liquidity Provider pursuant to Section 2.03(b); and

(c) as promptly as practicable after the purchase of VRDP Shares pursuant to a Failed Remarketing Condition or the sale of such Purchased VRDP Shares, written notice thereof (which notice shall also be provided to the Remarketing Agent in the case of any such sale other than through a Remarketing), specifying, as applicable, the commencement or conclusion of the Failed Remarketing Condition, the date of purchase or sale and number of VRDP Shares purchased or sold; provided, however, that any failure of the Liquidity Provider to deliver any of the foregoing notices shall not relieve the Fund of its obligation to adjust the Applicable Rate to the Maximum Rate, to pay any amounts due on the Purchased VRDP Shares or to perform its obligations under Section 6.21.

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If at any time the Liquidity Provider is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Liquidity Provider shall furnish, or cause to be furnished, to Holders and Beneficial Owners of VRDP Shares and prospective purchasers of VRDP Shares, upon request, information with respect to the Liquidity Provider satisfying the requirements of subsection (d)(4) of Rule 144A.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or e-mail address set forth below or such other address or telecopy number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties.

Each such notice, request or other communication shall be effective (i) if given by mail, upon receipt, or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Liquidity Provider under Section 6.01 shall not be effective until received in writing; except as otherwise specified, notices under Section 6.01 may be given by telephone to the Liquidity Provider at the telephone numbers listed below (or such other telephone numbers as may be designated by the Liquidity Provider, by written notice to the Fund, to receive such notice), immediately confirmed in writing, including by fax or electronic mail. The notice address for each party is specified below:

(a) if to the Fund:

BlackRock Virginia Municipal Bond Trust

Wilmington, DE 19808-3700

Attention: Accounting Custody

Telephone: (302) 797-6179

Telecopy: (302) 797-2455

Email: GroupUSMF_ProductOversight@blackrock.com

(b) if to the Liquidity Provider:

The Toronto-Dominion Bank, acting through its New York Branch

31 West 52nd Street

New York, NY 10019

Attention: Rick Fogliano, Head of Municipal Products

Telephone: (212) 827-7172

Telecopy: (212) 827-7173

Email: fundreporting@tdsecurities.com,

muniops@tdsecurities.com and TDSFinance-

NewYork@tdsecurities.com

Wire Instructions:

Bank of America, NT & SA

New York, NY

ABA# 026009593

Credit: Toronto Dominion (TEXAS) LLC

Account#: 6550-6-53000

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SECTION 8.02. No Waivers.

(a) The obligations of the Fund hereunder shall not in any way be modified or limited by reference to any other document, instrument or agreement (including, without limitation, the VRDP Shares or any other Related Document). The rights of the Liquidity Provider hereunder are separate from and in addition to any rights that any Holder or Beneficial Owner of any VRDP Shares may have under the terms of such VRDP Shares or any Related Document or otherwise.

(b) No failure or delay by the Fund or the Liquidity Provider in exercising any right, power or privilege hereunder or under any other Related Document or the VRDP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No failure or delay by the Fund or the Liquidity Provider in exercising any right, power or privilege under or in respect of the VRDP Shares or any other Related Document shall affect the rights, powers or privileges of the Fund or the Liquidity Provider hereunder or thereunder or shall operate as a limitation or waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.03. Expenses and Indemnification.

(a) The Fund shall upon demand either, as the Liquidity Provider may require, pay in the first instance or reimburse the Liquidity Provider (to the extent that payments for the following items are not made under the other provisions hereof) for (i) the reasonable fees, expenses, and disbursement of the Liquidity Provider (including reasonable fees and costs of outside counsel) incurred by the Liquidity Provider in connection with the execution, delivery and performance of this Agreement and the other Related Documents and other instruments mentioned herein; and (ii) all reasonable out-of-pocket expenses (including reasonable fees and costs of outside counsel) incurred by the Liquidity Provider in connection with the enforcement of or preservation of rights under this Agreement or the other Related Documents. The Fund shall not be responsible under clause (ii) above for the fees and costs of more than one law firm in any one jurisdiction with respect to any one proceeding or set of related proceedings for the Liquidity Provider, unless the Liquidity Provider shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Fund.

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(b) The Fund agrees to indemnify and hold harmless the Liquidity Provider and each other Indemnified Person of the Liquidity Provider from and against any losses, claims, damages, liabilities or expenses incurred by them (including reasonable fees and disbursements of outside counsel) which (i) are related to or arise out of (A) any untrue statements or alleged untrue statements of a material fact made or any statements of a material fact omitted or alleged to have been omitted to be made in any Remarketing Memorandum or any of the Remarketing Materials and required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading and excluding any statement or omissions constituting Liquidity Provider Information (including in each case any documents incorporated by reference therein), (B) actions taken or omitted to be taken by the Fund in connection with the transactions contemplated by this Agreement, the VRDP Shares Purchase Agreement, the Tender and Paying Agent Agreement and the VRDP Shares Remarketing Agreement, (C) actions taken or omitted to be taken by the Liquidity Provider or another Indemnified Person of the Liquidity Provider at the indemnifying party’s direction or with the indemnifying party’s consent in conformity with the indemnifying party’s directions or consent or (ii) are otherwise related to or arise out of this Agreement and the Related Documents, including modifications or future additions to this Agreement and any other Related Documents, including the acquisition by the Liquidity Provider of VRDP Shares that are subject to prior liens, security interests or claims of any Person other than the Liquidity Provider, except for consensual liens or other security interests as may be created by the Liquidity Provider (and the Liquidity Provider agrees that the rights of the Fund shall be subrogated to the rights of the Liquidity Provider in respect of any payments made in respect of any such prior liens, security interests or claims to the extent of any indemnification payments made by the Fund) and to promptly reimburse the Liquidity Provider or any other Indemnified Person of the Liquidity Provider for all expenses (including reasonable fees and disbursements of outside counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any such Indemnified Person is a party. The indemnifying party will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any such Indemnified Person to the extent the same resulted from any untrue statements or alleged untrue statements made or any statements omitted or alleged to have been omitted to be made in the Liquidity Provider Information or pursuant to clause (ii) of the preceding sentence to the extent the same resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or to the extent the same resulted from any failure by the Liquidity Provider to perform the Purchase Obligation in accordance with the terms of the VRDP Shares Purchase Agreement, which failure has not been the proximate result of, or caused by, a breach by the Fund of its obligations under this Agreement, as determined in a non-appealable final judgment by a court of competent jurisdiction.

(c) The Liquidity Provider agrees to indemnify and hold harmless the Fund and each other Indemnified Person of the Fund from and against any losses, claims, damages, liabilities or expenses incurred by them (including reasonable fees and disbursements of outside counsel) which are related to or arise out of any untrue statements or alleged untrue statements made or any statements omitted or alleged to have been omitted to be made in the Liquidity Provider Information and required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading, and to promptly reimburse the Fund or any other Indemnified Person of the Fund for all expenses (including reasonable fees and disbursements of outside counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any such Indemnified Person is a party.

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(d) The indemnifying party also agrees that if any indemnification sought by an Indemnified Person pursuant to this Agreement is unavailable or insufficient, for any reason, to hold harmless the Indemnified Persons of the other party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), then the indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, liabilities, damages and expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund on the one hand and the Liquidity Provider on the other hand from the actual or proposed transactions giving rise to or contemplated by this Agreement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Fund on the one hand and the Liquidity Provider on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations; provided that in any event the aggregate contribution of the Liquidity Provider and its Indemnified Persons to all losses, claims, damages, liabilities and expenses with respect to which contributions are available hereunder will not exceed the amount of fees actually received by the Liquidity Provider from the Fund pursuant to the proposed transactions giving rise to this Agreement (unless such losses, claims, damages, liabilities or expenses were caused by the gross negligence, bad faith or willful misconduct of the Liquidity Provider or one or more of its Indemnified Persons). For purposes of determining the relative benefits to the Fund on the one hand, and the Liquidity Provider on the other, under the proposed transactions giving rise to or contemplated by this Agreement, such benefits shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Fund pursuant to the transactions, whether or not consummated, for which the Liquidity Provider is providing services as provided in this Agreement bears to (ii) the fees paid or proposed to be paid by the Fund or on the Fund’s behalf to the Liquidity Provider in connection with the proposed transactions giving rise to or contemplated by this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the actions taken or omitted to be taken in connection with the proposed transactions contemplated by this Agreement (including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact) relates to information supplied by the Fund on the one hand, or the Liquidity Provider on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. No Person found liable for a fraudulent misrepresentation shall be entitled to contribution from any Person who is not also found liable for such fraudulent misrepresentation. The indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

(e) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder (except to the extent that the indemnifying party is materially prejudiced by such failure to promptly notify). The indemnifying party shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exist actual or potential conflicting interests between the indemnifying party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons of the other party; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party.

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Each party further agrees that it will not, without the prior written consent of the other party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each other Indemnified Person from all liability and obligations arising therefrom. The Fund further agrees that neither the Liquidity Provider, nor any of its affiliates, nor any trustees, officers, partners, employees, agents, representatives or control persons of the Liquidity Provider or any of its affiliates shall have any liability to the Fund arising out of or in connection with the proposed transactions giving rise to or contemplated by this Agreement except for such liability for losses, claims, damages, liabilities or expenses to the extent they have resulted from the Liquidity Provider’s or its affiliates’ gross negligence, bad faith or willful misconduct. No party shall be responsible or liable to the other party or any other Person for consequential, special or punitive damages which may be alleged as a result of this Agreement.

(f) Nothing in this Section is intended to limit any party’s obligations contained in other parts of this Agreement or the VRDP Shares. Neither the Fund nor the Liquidity Provider will refer to the other in any materials used in marketing the VRDP Shares other than any Remarketing Memorandum without the prior written consent of the other.

SECTION 8.04. Amendments and Waivers.

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Fund and the Liquidity Provider.

SECTION 8.05. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party hereto may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Any assignment without such prior written consent shall be void.

SECTION 8.06. Term of this Agreement.

(a) Subject to subsections (b) and (c) below, this Agreement shall terminate on the later of (i) the earlier of (x) the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) and (y) the reduction of the Available Commitment of the Liquidity Provider to zero; and (ii) the date of payment of all sums payable by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement (irrespective of the Liquidity Provider’s obligations under Section 2.05 of the VRDP Shares Purchase Agreement); and notwithstanding any termination of this Agreement, Section 2.05 (with respect to previously accrued but unpaid fees), Section 6.01(p), (q) and (t), Section 6.02, Section 6.05, Section 6.06, Section 6.08, Section 6.14, Section 6.16, Section 6.17, Section 6.18, Section 6.19, Section 6.21, Section 6.22, Section 6.23 and Section 6.24 of Article VI (Covenants of the Fund), Section 8.03 (Expenses and Indemnification), Section 8.07 (Governing Law) and Section 8.08 (Waiver of Jury Trial) of this Article VIII (Miscellaneous) shall remain in full force and effect; provided that the foregoing sections of Article VI (Covenants of the Fund) shall survive termination of this Agreement only until such time that the Liquidity Provider no longer owns any VRDP Shares purchased pursuant to the Purchase Obligation and Section 8.15 shall only remain in full force and effect for one (1) year after termination of this Agreement.

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(b) Notwithstanding the foregoing, (i) the Fund may terminate this Agreement prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) in accordance with this Section 8.06(b) as of the Liquidity Provider Ratings Event Termination Date specified by notice in writing to the Liquidity Provider following the occurrence of a Liquidity Provider Ratings Event or (ii) this Agreement shall terminate prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.02 hereof) as of a Related Party Termination Date upon the occurrence of a Related Party Termination Event; provided that, notwithstanding any termination of this Agreement, Section 6.01 (p), (q) and (t), Section 6.02, Section 6.05, Section 6.06, Section 6.08, Section 6.14, Section 6.16, Section 6.17, Section 6.18, Section 6.19, Section 6.21, Section 6.22, Section 6.23 and Section 6.24 of Article VI (Covenants of the Fund), Section 8.03 (Expenses and Indemnification), Section 8.07 (Governing Law) and Section 8.08 (Waiver of Jury Trial) of this Article VIII (Miscellaneous) shall remain in full force and effect; provided that the foregoing sections of Article VI (Covenants of the Fund) shall survive termination of this Agreement only until such time that the Liquidity Provider no longer owns any VRDP Shares purchased pursuant to the Purchase Obligation and Section 8.15 shall only remain in full force and effect for one (1) year after termination of this Agreement.

(c) No expiration or termination of this Agreement shall be effective, so long as VRDP Shares are Outstanding, until the completion of a Mandatory Purchase in respect thereof, if then required under the Statement, including the purchase by the Liquidity Provider of any VRDP Shares required to be purchased by it as a result thereof pursuant to the VRDP Shares Purchase Agreement.

SECTION 8.07. Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

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SECTION 8.08. Waiver of Jury Trial.

The Fund and the Liquidity Provider hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

SECTION 8.09. Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8.10. Beneficiaries.

This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder.

SECTION 8.11. Entire Agreement.

This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.

SECTION 8.12. Inconsistency Between Documents.

In the event of any inconsistency between this Agreement and the Statement, including with respect to the taking of any action or the consent required for any such action, this Agreement shall govern.

SECTION 8.13. Regulatory Matters.

Each party hereto acknowledges and agrees that it shall not be a condition precedent to the Purchase Obligation that any seller of VRDP Shares demonstrate or account for any loss.

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SECTION 8.14. Nonpetition Covenant.

Notwithstanding any prior termination of this Agreement, The Toronto-Dominion Bank, acting through its New York branch, solely in its capacity as Liquidity Provider, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise, invoke the process of any court or government authority for the purpose of commencing a case against the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Liquidity Provider from taking any action prior to the expiration of the aforementioned one year and one day period in (x) any case or proceeding voluntarily filed or commenced by the Fund, (y) any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Liquidity Provider, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.

SECTION 8.15. Confidentiality.

All information, whether oral, written, via computer disk or electronic media or otherwise, to which it is given access or is made available to it by the other party (including by such other party’s agents and representatives) in connection with the transactions contemplated by this Agreement or any other Related Document is referred to as “Confidential Information”. Confidential Information shall include, without limitation, all technology, processes, trade secrets, contracts, proprietary information, portfolio information, historical and projected financial information, operating data and organizational cost structures, strategic or management plans, customer information and customer lists, whether received before or after the date hereof. Confidential Information shall also include information of or relating to any parent, subsidiary or affiliate of a party.

Each party agrees to hold all Confidential Information in confidence, that it will not disclose any Confidential Information to any person, other than directors, trustees, officers, employees, agents or representatives (including those of a legal nature) (collectively, the “Representatives”) who have a need to know such information in connection with the transactions contemplated by this Agreement or any other Related Document (the “Transactions”), and that it will not use any such Confidential Information for purposes other than in connection with the Transactions. For the avoidance of doubt, any Ratings Agency rating the VRDP Shares at the request of the Fund shall not be deemed to be a Representative for purposes of this Section 8.15 and will not be subject to the obligations of this Section 8.15. Each party agrees to inform its Representatives of the confidential and valuable nature of the Confidential Information and of its obligations under this Section 8.15. Each party shall be responsible and liable for any breach of this Section 8.15 by its Representatives. Each party agrees to use reasonable care and implement reasonable controls, but in all events at least the same degree of care and controls that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure or availability of Confidential Information.

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It is understood and agreed that no information shall be within the protection of this Section 8.15 where such information: (a) is or becomes publicly available through no fault of either party or its Representatives, (b) is authorized to be released by the disclosing party, (c) is rightly obtained from a third party, who, to the best of the receiving party’s knowledge, is not under obligation of confidentiality, (d) is required to be disclosed as a matter of law or by deposition, interrogatory, request for documents, subpoena, regulatory request or demand, civil investigative demand or similar process, (e) is made available to any regulatory body, (f) is made available to any authorized government agency at its express direction, (g) is provided to either party’s independent attorneys or auditors, (h) is required by any Rating Agency, (i) is required to be disclosed in connection with the enforcement of this Agreement or with respect to the exercise of any remedies hereunder or (j) is disclosed subject to an agreement containing provisions substantially similar to those of this Section 8.15. Furthermore, the obligations of confidentiality set out in this Section 8.15 shall not extend to Confidential Information that is disclosed to Holders or Beneficial Owners or potential Holders or Beneficial Owners, in each case in their capacity as such, in the Remarketing Memorandum or the Remarketing Materials, in notices to Holders or Beneficial Owners pursuant to one or more of the Related Documents or pursuant to the Fund’s or the Liquidity Provider’s informational obligations under Rule 144A(d)(4) or other reporting obligation of the Securities and Exchange Commission.

In the event that either party to this Agreement or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, regulatory request or demand, civil investigative demand or similar process (“Legal Process”)) to disclose any of the Confidential Information, such party may disclose such Confidential Information to the extent legally required; provided, however, that such party shall: (a) first notify the other party of such Legal Process, unless such notice is prohibited by statute, regulatory request, rule or court order, (b) attempt to obtain such other party’s consent to such disclosure, and (c) in the event consent is not given, not object to the filing of a motion to quash, or other similar procedural step, seeking protection against the production of publication of Confidential Information. In making any disclosure under such Legal Process, each party agrees to use all reasonable efforts to preserve the confidential nature of such information. Nothing herein shall require a party to fail to honor any Legal Process on a timely basis.

In the event that this Agreement is terminated, or at any time upon request, each party agrees to return promptly or destroy all copies of the Confidential Information without retaining any copies thereof and to destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information.

Provided however each party will be permitted to retain all or any portion or the Confidential Information to comply with its governing laws, regulations or internal policies. Such Confidential Information shall remain subject to the confidentiality obligations set forth in this Section 8.15.

Inasmuch as any breach of this Section 8.15 may result in immediate and irreparable injury, it is recognized and agreed that each party shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to all other remedies available at law. Further, all obligations, rights and remedies hereunder shall survive any return or destruction of the Confidential Information and any termination of this Agreement; provided, however, that all obligations, rights and remedies hereunder shall survive the termination of this Agreement and remain in full force and effect for one (1) year after the termination of this Agreement.

It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this Section 8.15 shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Section 8.15.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BLACKROCK VIRGINIA MUNICIPAL BOND TRUST

By:	/s/ Jonathan Diorio
Name:	Jonathan Diorio
Title:	Vice President
THE TORONTO-DOMINION BANK

By:	/s/ Robert C. Franciscus
Name:	Robert C. Franciscus
Title:	Authorized Signature

[Signature Page – BHV Fee Agreement]

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SCHEDULE I

Description of VRDP Shares:	116 Series W-7 Variable Rate Demand Preferred Shares, par value $0.001 per share, with a liquidation preference of $100,000 per share.

Remarketing Agent:	TD Securities (USA) LLC

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SCHEDULE II

LITIGATION:

NONE

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SCHEDULE III

TERMS OF THE CURRENT SPECIAL RATE PERIOD

ARTICLE I OF SCHEDULE III

DEFINITIONS

The following defined terms shall apply to the VRDP Shares Fee Agreement only during the Current Special Rate Period:

“Affiliate” means, for purposes of Section 3.01, 3.02 and 3.04 of this Schedule III, with respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, trustee officer, employee or general partner (a) of such Person, (b) of any majority-owned subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 25% of the securities having ordinary voting power for the election of directors or trustees of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the avoidance of doubt, the term “Affiliate” shall include a TOB Trust of which TD and/or one or more of its Affiliates collectively owns a majority of the residual interests.

“Applicable Law” means the laws of the State of Delaware (including, without limitation, the Delaware General Corporation Law) and the federal law of the United States of America (including, without limitation, the 1940 Act).

“TD” means, unless the context indicates otherwise, Toronto-Dominion Bank, Acting Through its New York Branch, in its individual capacity and not in its capacity as Liquidity Provider.

“Maximum Rate,” “Special Rate Period Commencement Date,” “SRP Applicable Rate” and “SRP Calculation Date” shall have the meaning given to such terms in the Current

Notice of Special Rate Period.

ARTICLE II OF SCHEDULE III

FEES DURING CURRENT SPECIAL RATE PERIOD; SCHEDULED TERMINATION

DATE; CALCULATION OF DIVIDENDS

(a) Section 2.05 of the VRDP Shares Fee Agreement shall be amended by replacing the fee rate of 0.80% of 101.85% with a fee rate of 0.00% of 101.85% for each day during the Current Special Rate Period.

(b) Section 2.07 of this Agreement shall not be applicable during the Current Special Rate Period.

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(c) For the avoidance of doubt, during the Current Special Rate Period, the dividend rate on the VRDP Shares shall be calculated in accordance with the Current Notice of Special Rate Period.

(d) During the Current Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.

(e) During the Special Rate Period, the provisions of the Statement relating to Mandatory Tender Events, Mandatory Tenders, Mandatory Purchase Events and Mandatory Purchases shall be inapplicable.

ARTICLE III OF SCHEDULE III

ADDITIONAL PROVISIONS APPLICABLE DURING CURRENT SPECIAL RATE

PERIOD

Except as otherwise expressly provided herein, each of the provisions of this Article III of Schedule III shall be applicable only during the Current Special Rate Period.

SECTION 3.01. Voting Rights.

(a) From (and including) the first day of the Current Special Rate Period to (and excluding) the last day thereof, and for so long as TD together with any of its Affiliates individually or in the aggregate own at least 20% of the Outstanding VRDP Shares and the Fund has not failed to pay dividends on the VRDP Shares for two years, TD, to the extent it owns any VRDP Shares, shall enter into and maintain, and cause such Affiliates that own any VRDP Shares to enter into and maintain, in full force and effect a voting trust agreement in substantially the form attached as Appendix A to this Schedule III (a “Voting Trust Agreement”) and thereby convey into the voting trust governed by the Voting Trust Agreement (the “Voting Trust”), the right to vote all of its VRDP Shares owned by it and such Affiliates as of the first day of the Current Special Rate Period or acquired any time thereafter and so owned, with respect to:

(i) the election of the two members of the Board for which Holders of VRDP Shares are exclusively entitled to vote under Section 18(a)(2)(C) of the 1940 Act and all other rights given to Holders of VRDP Shares with respect to the election of the Board of the Fund;

(ii) any matters submitted to a vote of the shareholders of the Fund that do not relate to (i) the authorization, creation or issuance of any class or series of shares ranking prior to the VRDP Shares of the Fund with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, or (ii) the amendment, alteration or repeal of the provisions of (a) the Charter, (b) the Statement, (c) any notice of special rate period establishing and fixing, in whole or in part, the rights and preferences of any VRDP Shares of the Fund during the special rate period applicable to such VRDP Shares, or (d) any supplement to the Statement during any mode or similar special rate period applicable to the VRDP Shares, in each case, of the Fund, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the VRDP Shares or the Holders or the Beneficial Owners thereof; and;

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(iii) any matters described in 12 C.F.R. § 225.2(q)(1);

Each voting right set forth in clauses (i) through (iii) above is referred to herein as a “Voting Right.”

(b) At all times that Voting Rights are subject to the Voting Trust Agreement, TD or its Affiliate or designee will be the registered owner or Beneficial Owner of the VRDP Shares. If any dividend or other distribution in respect of the VRDP Shares is paid, such dividend or distribution will be paid directly to TD or its Affiliate or designee owning such VRDP Shares; provided that any additional VRDP Shares subsequently acquired by TD or its Affiliate will become part of the VRDP Shares covered by the Voting Trust Agreement.

(c) The Voting Rights of TD and its Affiliates shall remain subject to the Voting Trust Agreement during the Current Special Rate Period for so long as TD and its Affiliates collectively are the Beneficial Owners in the aggregate of 20% or more of the Outstanding VRDP Shares.

(d) At all times that the Voting Rights are subject to the Voting Trust Agreement, TD, to the extent it is a Beneficial Owner of any VRDP Shares, shall irrevocably appoint and constitute, and shall cause each of its Affiliates that are Beneficial Owners of any VRDP Shares (other than a TOB Trust to the extent TD or an Affiliate (other than such trust) thereof and not such trust exercises the Voting Rights in respect of the VRDP Shares held by such trust) to irrevocably appoint and constitute the trustee under the Voting Trust Agreement (the “Trustee”) as its attorney-in-fact and agrees, and agrees to cause each of such Affiliates, to grant the Trustee one or more irrevocable proxies with respect to the Voting Rights and further agrees, and agrees to cause each of such Affiliates, to renew any such proxies that may lapse by their terms while the VRDP Shares are still subject to the Voting Trust Agreement.

(e) Notwithstanding the above provisions of this Section 3.01, upon the transfer of VRDP Shares during the Current Special Rate Period by TD or any Affiliate thereof to any third party (other than a transfer to an Affiliate thereof, in which case such VRDP Shares shall remain subject to the Voting Trust Agreement), such VRDP Shares shall no longer be subject to the Voting Trust Agreement.

(f) Without the prior written consent of the Fund (such consent not to be unreasonably withheld or delayed), TD will not agree or consent, and agrees to cause its Affiliates not to agree or consent, to any amendment, supplement, modification or repeal of the Voting Trust Agreement, nor waive any provision thereof, if any such amendment, supplement, modification, repeal or waiver would (i) adversely affect the conveyance into the Voting Trust of all Voting Rights in respect of the VRDP Shares beneficially owned by TD or its Affiliates or the voting of such VRDP Shares in accordance with the Voting Trust Agreement and this Agreement or (ii) replace or change the Voting Consultant (as defined in the Voting Trust Agreement) or the Trustee with a Voting Consultant or Trustee who is an Affiliate of (as defined in the Voting Trust Agreement), or is not Independent from (as defined in the Voting Trust Agreement), TD, or terminate the Voting Consultant or Trustee, in each case in effect at the start of the Current Special Rate Period.

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SECTION 3.02. Disposition of VRDP Shares.

(a) TD shall not, and shall cause its Affiliates not to, sell, transfer or otherwise dispose of (including, for the avoidance of doubt, through repurchase agreements and collateral pledge arrangements) any or all of the VRDP Shares owned (legally or beneficially) by it during the Current Special Rate Period without the prior consent of the Fund, unless any such sale, transfer or disposition is made in accordance with Section 3.02(b) of this Schedule III and the terms of the Current Notice of Special Rate Period.

(b) Notwithstanding Section 2.03 of this Agreement or Section 2(n) of the VRDP Shares Remarketing Agreement, subject to paragraph (f) below, TD and its Affiliates may sell any or all of the VRDP Shares owned by it only to Persons that TD reasonably believes are QIBs that are registered closed-end management investment companies, the common shares of which are traded on a national securities exchange (“Closed-End Funds”), banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies. The foregoing restrictions on transfer shall not apply to any VRDP Shares that may be registered in the future under the Securities Act or any subsequent transfer of such VRDP Shares thereafter. Notwithstanding the foregoing, the Fund shall have the right of first refusal in accordance with the Right of First Refusal Procedures on all proposed transfers of Outstanding VRDP Shares from TD or an Affiliate thereof to an unaffiliated third party which will upon settlement result in such unaffiliated third party holding and having purchased directly or indirectly in a series of related transactions (with the actual knowledge of TD) (or TD’s Affiliates in the aggregate), more than 25% of the Outstanding VRDP Shares. Any transfer in violation of this Section 3.02 shall be void ab initio.

(c) In connection with the right of first refusal set forth in Section 3.02(b) of this Schedule III, the following procedures shall apply (the “Right of First Refusal Procedures”):

(i) TD shall notify the Fund by Electronic Means of any proposed sale of VRDP Shares which would entitle the Fund to exercise its right of first refusal and such notification shall include the name and contact information of the prospective purchaser, the number of VRDP Shares subject to the proposed sale and the proposed sale price;

(ii) if the Fund wishes to exercise its right of first refusal, TD must be notified of such election by the Fund by Electronic Means within three Business Days after delivery of notice from TD pursuant to subparagraph (i) above (not counting the day of delivery), and the price to be paid by the Fund with respect to such transfer will be the lesser of the (x) Liquidation Preference plus accrued and unpaid dividends and (y) the proposed sale price to the unaffiliated third party, provided, however, the price to be paid by the Fund with respect to any sale of the residual interests in a TOB Trust or any sale of VRDP Shares by any TOB Trust to anyone other than TD or its Affiliates shall be at the proposed sale price;

(iii) the exercise of the right of first refusal by the Fund pursuant to subparagraph (ii) above shall be deemed to be the trade date for the purchase of the VRDP Shares by the Fund from TD or its Affiliate, as the case may be, and the sale shall settle within 30 days after such trade date or, if the 30th day after such trade date is not a Business Day, then the next Business Day after such 30th day;

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(iv) if TD does not receive an affirmative response from the Fund pursuant to subparagraph (ii) above within the required time frame, such right of first refusal shall be deemed rejected by the Fund;

(v) any VRDP Shares purchased by the Fund pursuant to its exercise of the right of first refusal in subparagraph (ii) above shall not be subject to the limitations of Section 6.15 of the this Agreement, provided such VRDP Shares shall be cancelled by the Fund within one Business Day after settlement of such purchase to the extent the Fund, together with the Investment Adviser and accounts or entities over which the Fund or the Investment Adviser exercises discretionary authority, owns or controls in the aggregate more than 25% of the Outstanding VRDP Shares; and

(vi) all purchases of VRDP Shares pursuant to the Fund’s right of first refusal shall be made only out of legally available funds for the redemption of shares of the Fund under Applicable Law and the Statement and otherwise in accordance with Applicable Law and the Statement.

(d) Notwithstanding the foregoing, in connection with the extension of, or the failure to extend, the Scheduled Termination Date in accordance with the terms of the VRDP Shares Purchase Agreement, any VRDP Shares beneficially owned by TD or any of its Affiliates will be deemed automatically tendered for Remarketing and, if not successfully remarketed, will be deemed owned by the Liquidity Provider and subject to redemption, on the terms set forth in the Current Notice of Special Rate Period and in the Related Documents.

SECTION 3.03. Rating Agencies.

(a) Notwithstanding Section 6.05 of this Agreement, during the Current Special Rate Period, the Fund will use its reasonable best efforts to maintain a long-term preferred share rating of the VRDP Shares by at least one Rating Agency, provided that the Fund shall not be required to maintain such rating at any specific ratings category level.

(b) During the Current Special Rate Period, there shall be no consequences, penalties or notices with respect to the withdrawal of the VRDP Shares’ short-term preferred shares ratings by a Rating Agency.

(c) Notwithstanding Section 5(d) of the Statement, the Board, without the approval of the Liquidity Provider or TD, may terminate the services of any Rating Agency then providing a rating for the VRDP Shares and replace it with another NRSRO, provided that the Fund provides seven (7) days’ notice by Electronic Means to the Liquidity Provider or TD prior to terminating the services of a Rating Agency and replacing it with another NRSRO that, at the time of such replacement has (i) published a rating for the VRDP Shares and (ii) entered into an agreement with the Fund to continue to publish such rating subject to such NRSRO’s customary conditions.

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(d) (i) The Board, without the approval of the Liquidity Provider or TD, may terminate the services of any Rating Agency then providing a rating for the VRDP Shares without replacement, provided that (A) the Fund has given the Tender and Paying Agent, and such terminated Rating Agency and the Liquidity Provider or TD at least 45 calendar days’ advance written notice of such termination of services, (B) the Fund is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in the preceding clause (A) is given and at the time of the termination of such Rating Agency’s services, and (C) the VRDP Shares continue to be rated by at least two Rating Agencies at and after the time of the termination of such Rating Agency’s services.

(ii) On the date that the notice is given as described in clause (A) of the preceding Section 3.03(c)(i) and on the date that the services of the applicable Rating Agency are terminated, the Fund shall provide the Tender and Paying Agent and such terminated Rating Agency with an officers’ certificate as to the compliance with the provisions of the preceding Section 3.03(c)(i).

(e) In the event that during the Current Special Rate Period a Rating Agency ceases to furnish a preferred share rating or the Fund terminates a Rating Agency in accordance with Section 3.03(c) or Section 3.03(d) of this Schedule III, the Fund shall no longer be required to comply with the applicable Rating Agency Provisions of the Rating Agency so ceasing to furnish a preferred share rating or so terminated and, as applicable, the Fund shall be required to thereafter comply only with the Rating Agency Provisions of each Rating Agency then providing a rating for the VRDP Shares at the request of the Fund, and any credit rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions for such VRDP Shares during the Current Special Rate Period, shall be disregarded, and only the credit ratings of the Rating Agencies then providing a rating for the VRDP Shares shall be taken into account for purposes of the VRDP Shares, provided that, for purposes of determining the SRP Applicable Rate applicable to a SRP Calculation Period, any designation of a Rating Agency after the SRP Calculation Date for such SRP Calculation Period will take effect on or as of the next succeeding SRP Calculation Date.

SECTION 3.04. Information Reporting.

(a) The Fund agrees that, during the Current Special Rate Period and so long as TD or any Affiliate thereof is the beneficial owner of any Outstanding VRDP Shares, it will deliver, or direct the Tender and Paying Agent to deliver, to TD and any such affiliate:

(i) on the fifteenth (15th) day of each calendar month (each a “Portfolio Reporting Date”), the information set forth in Appendix B to this Schedule III as of the end of the last Business Day of the calendar month immediately preceding the Portfolio Reporting Date;

(ii) on each Monday, provided that if a Monday is not a Business Day, then the next succeeding Business Day, the information set forth in Appendix C to this Schedule III and a calculation of the Effective Leverage Ratio and the Minimum VRDP Shares Asset Coverage of the Fund, in each case, as of the close of business on the immediately preceding Business Day; and

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(iii) upon the failure of the Fund to maintain the Minimum VRDP Shares Asset Coverage as required by Section 6 of Part I of the Statement or the Effective Leverage Ratio as required by Section 6.18 of this Agreement, notice of such failure within one (1) Business Day of the occurrence thereof.

(b) Section 6.01(g) of this Agreement shall be inapplicable with respect to any amendments of the Related Documents that has been consented to by the Liquidity Provider.

(c) Section 6.01(r) of the this Agreement shall not be applicable during the Current Special Rate Period.

(d) During the Current Special Rate Period, the Fund will deliver to TD notice of the Fund’s failure to declare a dividend on the VRDP Shares on any day no later than 11:00 a.m. (New York City time) on the Business Day after the occurrence of such failure.

SECTION 3.05. The Current Notice of Special Rate Period and Ambiguities

(a) During the Current Special Rate Period, the terms and provisions of the Notice of Current Special Rate Period shall be deemed a part of the Statement.

(b) In the event of any conflict between the terms of the Current Notice of Special Rate Period and the terms of this Schedule III or the Related Documents (as amended by any amendments thereto), the terms of the Current Notice of Special Rate Period shall govern.

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APPENDIX A TO SCHEDULE III

FORM OF VOTING TRUST AGREEMENT

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APPENDIX B TO SCHEDULE III

                PORTFOLIO INFORMATION

                Reporting as of: ____________

                TOB Floaters: $_____________

CUSIP	Portfolio Name	Description	Market Value	Par Value	Rating	State
[●]	[●]	[●]	[●]	[●]	[●]	[●]

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APPENDIX C TO SCHEDULE III

EFFECTIVE LEVERAGE RATIO AND ASSET COVERAGE INFORMATION

EFFECTIVE LEVERAGE RATIO TEST

Preferred Shares Outstanding – Accrued Dividends	[ ]

Total Preferred Liability	[ ]

Preferred Shares Outstanding – VRDP Accrued Dividends	[ ]

Total Debt Senior Securities	[ ]

Floaters Issued by Trust	[ ]

Market Value of Total Assets	[ ]

Total Market Value of Total Assets	[ ]

NOTE: Derivative Termination Value of Derivatives Contract	[ ]

Effective Leverage Ratio	[ ]

Pass/Fail	[ ]

ASSET COVERAGE RATIO TEST

Minimum VRDP Shares Asset Coverage	[ ]

Pass/Fail	[ ]

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SCHEDULE IV

INVESTMENT OBJECTIVE AND POLICIES AND MUNICIPAL BONDS

Investment Objectives and Policies

The Fund’s investment objective is to provide current income exempt from regular federal income taxes and Virginia personal income tax. As a fundamental policy, under normal market conditions, the Fund will invest at least 80% of its Managed Assets in municipal bonds, the interest of which is exempt from regular federal income tax and Virginia personal income tax. The Fund cannot change its investment objective or the foregoing fundamental policy without the approval of the holders of a majority of the outstanding Common Shares and the outstanding Preferred Shares, including the VRDP Shares, voting together as a single class, and of the holders of a majority of the outstanding preferred shares, including the VRDP Shares, voting as a separate class. A majority of the outstanding means (1) 67% or more of the shares present at a meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares, whichever is less.

Under normal market conditions, the Fund invests at least 80% of its Managed Assets in investment grade quality municipal bonds. Investment grade quality means that such bonds are rated, at the time of investment, within the four highest quality ratings as determined by either Moody’s (currently Aaa, Aa, A and Baa), S&P (currently AAA, AA, A and BBB) or Fitch (currently AAA, AA, A and BBB) or are unrated but judged to be of comparable quality by the Investment Adviser. Municipal bonds rated Baa by Moody’s are investment grade, but Moody’s considers municipal bonds rated Baa to have speculative characteristics. Changes in economic conditions or other circumstances are more likely to lead to a weakened capacity for issuers of municipal bonds that are rated BBB or Baa (or that have equivalent ratings) to make principal and interest payments than is the case for issues of higher grade municipal bonds. In the case of short term notes, the investment grade rating categories are SP-1+ through SP-2 for S&P, MIG 1 through MIG 3 for Moody’s and F1+ through F3 for Fitch. In the case of tax exempt commercial paper, the investment grade rating categories are A-1+ through A-3 for S&P, Prime-1 through Prime-3 for Moody’s and F1+ through F3 for Fitch. Obligations ranked in the lowest investment grade rating category (BBB, SP-2 and A-3 for S&P; Baa, MIG 3 and Prime-3 for Moody’s and BBB and F3 for Fitch), while considered “investment grade,” may have certain speculative characteristics. There may be sub-categories or gradations indicating relative standing within the rating categories set forth above. In assessing the quality of municipal bonds with respect to the foregoing requirements, the Investment Adviser takes into account the nature of any letters of credit or similar credit enhancement to which particular municipal bonds are entitled and the creditworthiness of the financial institution that provided such credit enhancement.

The Fund may invest up to 20% of its Managed Assets in municipal bonds that are rated, at the time of investment, Ba/BB or B by Moody’s, S&P or Fitch or that are unrated but judged to be of comparable quality by the Investment Adviser. Securities rated Ba/BB or below are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the security and generally involve a greater volatility of price than securities in higher rating categories. Below investment grade securities and comparable unrated securities involve substantial risk of loss, are considered speculative with respect to the issuer’s ability to pay interest and any required redemption or principal payments and are susceptible to default or decline in market value due to adverse economic and business developments.

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All percentage and ratings limitations on securities in which the Fund may invest apply at the time of making an investment and shall not be considered violated if an investment rating is subsequently downgraded to a rating that would have precluded the Fund’s initial investment in such security. In determining whether to retain or sell a security that a rating agency has downgraded, the Investment Adviser may consider such factors as the Investment Adviser’s assessment of the credit quality of the issuer of the security, the price at which the security could be sold and the rating, if any, assigned to the security by other rating agencies. In the event that the Fund disposes of a portfolio security subsequent to its being downgraded, the Fund may experience a greater risk of loss than if such security had been sold prior to such downgrade.

Subject to the Fund’s policy, under normal market conditions, of investing at least 80% of its Managed Assets in municipal bonds, the interest from which is exempt from Virginia personal income tax, the Fund may invest in securities that pay interest that is not exempt from Virginia personal income tax when, in the judgment of the Investment Adviser, the return to the shareholders after payment of applicable Virginia personal income tax would be higher than the return available from comparable securities that pay interest that is, or make other distributions that are, exempt from Virginia personal income tax.

The Fund may also invest in securities of other open- or closed-end investment companies that invest primarily in municipal bonds of the types in which the Fund may invest directly and in tax-exempt preferred shares that pay dividends that are exempt from regular federal income tax. In addition, the Fund may purchase municipal bonds that are additionally secured by insurance, bank credit agreements or escrow accounts. The credit quality of companies which provide these credit enhancements will affect the value of those securities. Although the insurance feature reduces certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce the Fund’s income. The insurance feature does not guarantee the market value of the insured obligations or the net asset value of the Common Shares. The Fund may purchase insured bonds and may purchase insurance for bonds in its portfolio.

The Fund may invest in certain tax exempt securities classified as “private activity bonds” (or industrial development bonds, under pre-1986 law) (“PABs”) (in general, bonds that benefit non-governmental entities) that may subject certain investors in the Fund to an alternative minimum tax. The percentage of the Fund’s total assets invested in PABs will vary from time to time. The Fund has not established any limit on the percentage of its portfolio that may be invested in municipal bonds subject to the federal alternative minimum tax provisions of federal tax law, and the Fund expects that a portion of the income it produces will be includable in alternative minimum taxable income. VRDP Shares may not be a suitable investment for investors who are subject to the federal alternative minimum tax or who would become subject to the federal alternative minimum tax as a result of purchasing VRDP Shares. The suitability of an investment in VRDP Shares will depend upon a comparison of the after-tax yield likely to be provided from the Fund with that from comparable tax-exempt investments not subject to the federal alternative minimum tax, and from comparable fully taxable investments, in light of each such investor’s tax position. Special considerations may apply to corporate investors.

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The average maturity of the Fund’s portfolio securities will vary based upon the Investment Adviser’s assessment of economic and market conditions. The Fund’s portfolio at any given time may include both long-term and intermediate-term municipal bonds.

The Fund’s stated expectation is that it may invest in municipal bonds that, in the Investment Adviser’s opinion, are underrated or undervalued. Underrated municipal bonds are those whose ratings do not, in the opinion of the Investment Adviser, reflect their true higher creditworthiness. Undervalued municipal bonds are bonds that, in the opinion of the Investment Adviser, are worth more than the value assigned to them in the marketplace. The Investment Adviser may at times believe that bonds associated with a particular municipal market sector (for example, but not limited to electric utilities), or issued by a particular municipal issuer, are undervalued. The Investment Adviser may purchase those bonds for the Fund’s portfolio because they represent a market sector or issuer that the Investment Adviser considers undervalued, even if the value of those particular bonds appears to be consistent with the value of similar bonds. Municipal bonds of particular types (for example, but not limited to hospital bonds, industrial revenue bonds or bonds issued by a particular municipal issuer) may be undervalued because there is a temporary excess of supply in that market sector, or because of a general decline in the market price of municipal bonds of the market sector for reasons that do not apply to the particular municipal bonds that are considered undervalued. The Fund’s investment in underrated or undervalued municipal bonds will be based on the Investment Adviser’s belief that their yield is higher than that available on bonds bearing equivalent levels of interest rate risk, credit risk and other forms of risk, and that their prices will ultimately rise, relative to the market, to reflect their true value. Any capital appreciation realized by the Fund will generally result in capital gain distributions subject to federal capital gains taxation.

The Fund ordinarily does not intend to realize significant investment income not exempt from federal income taxes. From time to time, the Fund may realize taxable capital gains.

Federal tax legislation may limit the types and volume of bonds the interest on which qualifies for a U.S. federal income tax exemption. As a result, current legislation and legislation that may be enacted in the future may affect the availability of municipal bonds for investment by the Fund.

Description of Municipal Bonds

Municipal bonds include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of PABs are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including among other things, airports, public ports, mass commuting facilities, multi-family housing projects, as well as facilities for water supply, gas, electricity, sewage or solid waste disposal and other specialized facilities. Other types of PABs, the proceeds of which are used for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute municipal bonds. The interest on municipal bonds may bear a fixed rate or be payable at a variable or floating rate. The two principal classifications of municipal bonds are “general obligation” bonds and “revenue” bonds, which latter category includes PABs and, for bonds issued on or before August 15, 1986, industrial development bonds. Municipal bonds typically are issued to finance public projects, such as roads or public buildings, to pay general operating expenses or to refinance outstanding debt. Municipal bonds may also be issued for private activities, such as housing, medical and educational facility construction, or for privately owned industrial development and pollution control projects. General obligation bonds are backed by the full faith and credit, or taxing authority, of the issuer and may be repaid from any revenue source. Revenue bonds may be repaid only from the revenues of a specific facility or source. Municipal bonds may be issued on a long-term basis to provide permanent financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing power of the issuer, a limited or special tax, or any other revenue source, including project revenues, which may include tolls, fees and other user charges, lease payments and mortgage payments. Municipal bonds may also be issued to finance projects on a short-term interim basis, anticipating repayment with the proceeds of the later issuance of long-term debt.

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The municipal bonds in which the Fund invests pay interest or income that, in the opinion of bond counsel to the issuer, is exempt from regular federal income tax and Virginia personal income tax. The Investment Adviser does not conduct its own analysis of the tax status of the interest paid by municipal bonds held by the Fund, but will rely on the opinion of counsel to the issuer of each such instrument. The Fund may also invest in municipal bonds issued by United States territories (such as Puerto Rico or Guam) that are exempt from regular federal income tax and Virginia personal income tax. In addition to municipal bonds, the Fund may invest in other securities that pay interest or income that is, or make other distributions that are, exempt from regular federal income tax and/or state and local personal taxes, regardless of the technical structure of the issuer of the instrument. The Fund treats all of such tax-exempt securities as municipal bonds.

The yields on municipal bonds are dependent on a variety of factors, including prevailing interest rates and the condition of the general money market and the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The market value of municipal bonds will vary with changes in interest rate levels and as a result of changing evaluations of the ability of bond issuers to meet interest and principal payments.

The Fund has not established any limit on the percentage of its portfolio that may be invested in PABs. The Fund may not be a suitable investment for investors who are already subject to the federal alternative minimum tax or who would become subject to the federal alternative minimum tax as a result of an investment in the Fund’s Common Shares.

General Obligation Bonds. General obligation bonds are typically secured by the issuer’s pledge of its faith, credit and taxing power for the repayment of principal and the payment of interest. The taxing power of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity’s creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state’s industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes and the extent to which the entity relies on federal or state aid, access to capital markets or other factors beyond the state’s or entity’s control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer’s maintenance of its tax base.

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Revenue Bonds. Revenue or special obligation bonds are typically payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue sources such as payments from the user of the facility being financed. Accordingly, the timely payment of interest and the repayment of principal in accordance with the terms of the revenue or special obligation bond is a function of the economic viability of such facility or such revenue source. Revenue bonds issued by state or local agencies to finance the development of low-income, multi-family housing involve special risks in addition to those associated with municipal securities generally, including that the underlying properties may not generate sufficient income to pay expenses and interest costs. Such bonds are generally non-recourse against the property owner, may be junior to the rights of others with an interest in the properties, may pay interest that changes based in part on the financial performance of the property, may be prepayable without penalty and may be used to finance the construction of housing developments which, until completed and rented, do not generate income to pay interest. Increases in interest rates payable on senior obligations may make it more difficult for issuers to meet payment obligations on subordinated bonds.

Municipal Notes. Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, repayment on the note may be delayed or the note may not be fully repaid, and the Fund may lose money.

Municipal Commercial Paper. Municipal commercial paper is generally unsecured and issued to meet short-term financing needs. The lack of security presents some risk of loss to the Fund since, in the event of an issuer’s bankruptcy, unsecured creditors are repaid only after the secured creditors out of the assets, if any, that remain.

PABs. The Fund may purchase municipal bonds classified as PABs. Interest received on certain PABs is treated as an item of “tax preference” for purposes of the federal alternative minimum tax and may impact the overall tax liability of certain investors in the Fund. PABs, formerly referred to as industrial development bonds, are issued by, or on behalf of, states, municipalities or public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. Other types of PABs, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal bonds, although the federal tax laws may place substantial limitations on the size of such issues. Such bonds are secured primarily by revenues derived from loan repayments or lease payments due from the entity which may or may not be guaranteed by a parent company or otherwise secured. PABs generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, an investor should be aware that repayment of such bonds generally depends on the revenues of a private entity and be aware of the risks that such an investment may entail. The continued ability of an entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity’s dependence on revenues for the operation of the particular facility being financed.

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Moral Obligation Bonds. Municipal bonds may also include “moral obligation” bonds, which are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.

Municipal Lease Obligations. Also included within the general category of municipal bonds are certificates of participation (“COPs”) issued by government authorities or entities to finance the acquisition or construction of equipment, land and/or facilities. COPs represent participations in a lease, an installment purchase contract or a conditional sales contract (hereinafter collectively called “lease obligations”) relating to such equipment, land or facilities. Municipal leases, like other municipal debt obligations, are subject to the risk of non-payment. Although lease obligations do not constitute general obligations of the issuer for which the issuer’s unlimited taxing power is pledged, a lease obligation is frequently backed by the issuer’s covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain “non-appropriation” clauses which provide that the issuer has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Although “non-appropriation” lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult and the value of the property may be insufficient to issue lease obligations. Certain investments in lease obligations may be illiquid.

The ability of issuers of municipal leases to make timely lease payments may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state and local governmental units. Such non-payment would result in a reduction of income to the Fund, and could result in a reduction in the value of the municipal lease experiencing non-payment and a potential decrease in the net asset value of the Fund. Issuers of municipal lease obligations might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays and limitations with respect to the collection of principal and interest on such municipal leases and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in lease payments, the Fund might take possession of and manage the assets securing the issuer’s obligations on such securities, which may increase the Fund’s operating expenses and adversely affect the net asset value of the Fund. When the lease contains a non-appropriation clause, however, the failure to pay would not be a default and the Fund would not have the right to take possession of the assets. Any income derived from the Fund’s ownership or operation of such assets may not be tax-exempt or may fail to generate qualifying income for purposes of the income tests applicable to regulated investment companies. In addition, the Fund’s intention to qualify as a regulated investment company under the Internal Revenue Code of 1986 (the “Code”), may limit the extent to which the Fund may exercise its rights by taking possession of such assets, because as a regulated investment company the Fund is subject to certain limitations on its investments and on the nature of its income.

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Zero-Coupon Bonds. Municipal bonds may include zero-coupon bonds. Zero-coupon bonds are securities that are sold at a discount to par value and do not pay interest during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder of a zero-coupon bond is entitled to receive the par value of the security.

While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero-coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently. Longer term zero-coupon bonds are more exposed to interest rate risk than shorter term zero-coupon bonds. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash.

The Fund accrues income with respect to these securities for U.S. federal income tax and accounting purposes prior to the receipt of cash payments. Zero-coupon bonds may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash interest at regular intervals.

Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of other, more liquid portfolio securities under disadvantageous circumstances or may have to leverage itself by borrowing in order to generate the cash to satisfy these distributions. The required distributions may result in an increase in the Fund’s exposure to zero-coupon bonds.

In addition to the above-described risks, there are certain other risks related to investing in zero-coupon bonds. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio.

Pre-Refunded Municipal Securities. The principal of, and interest on, pre-refunded municipal securities are no longer paid from the original revenue source for the securities. Instead, the source of such payments is typically an escrow fund consisting of U.S. Government securities. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities. Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities.

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However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer.

Special Taxing Districts. Special taxing districts are organized to plan and finance infrastructure developments to induce residential, commercial and industrial growth and redevelopment. The bond financing methods such as tax increment finance, tax assessment, special services district and Mello-Roos bonds (a type of municipal security established by the Mello-Roos Community Facilities Act of 1982), are generally payable solely from taxes or other revenues attributable to the specific projects financed by the bonds without recourse to the credit or taxing power of related or overlapping municipalities. They often are exposed to real estate development-related risks and can have more taxpayer concentration risk than general tax-supported bonds, such as general obligation bonds. Further, the fees, special taxes, or tax allocations and other revenues that are established to secure such financings are generally limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees. The bonds could default if development failed to progress as anticipated or if larger taxpayers failed to pay the assessments, fees and taxes as provided in the financing plans of the districts.

Indexed and Inverse Floating Rate Securities. The Fund may invest in municipal bonds (and securities not issued by or on behalf of a state or territory or by an agency or instrumentality thereof, if the Fund receives an opinion of counsel to the issuer that such securities pay interest that is excludable from gross income for federal income tax purposes) that yield a return based on a particular index of value or interest rates. For example, the Fund may invest in municipal bonds that pay interest based on an index of municipal bond interest rates. The principal amount payable upon maturity of certain municipal bonds also may be based on the value of the index. To the extent the Fund invests in these types of municipal bonds, the Fund’s return on such municipal bonds will be subject to risk with respect to the value of the particular index. Interest and principal payable on the municipal bonds may also be based on relative changes among particular indices. Also, the Fund may invest in so-called “inverse floating rate bonds” or “residual interest bonds” on which the interest rates vary inversely with a short-term floating rate (which may be reset periodically by a Dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index). The Fund may purchase synthetically created inverse floating rate bonds evidenced by custodial or trust receipts. Generally, income on inverse floating rate bonds will decrease when short-term interest rates increase, and will increase when short-term interest rates decrease. Such securities have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes, as an illustration, in market interest rates at a rate which is a multiple (typically two) of the rate at which fixed rate long-term tax-exempt securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate tax-exempt securities. To seek to limit the volatility of these securities, the Fund may purchase inverse floating rate bonds with shorter-term maturities or limitations on the extent to which the interest rate may vary. Certain investments in such obligations may be illiquid. See “Leverage—Tender Option Bond Transactions.”

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When-Issued Securities, Delayed Delivery Securities and Forward Commitments. The Fund may purchase or sell securities that it is entitled to receive on a when-issued basis. The Fund may also purchase or sell securities on a delayed delivery basis. The Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The purchase will be recorded on the date the Fund enters into the commitment and the value of the securities will thereafter be reflected in the Fund’s net asset value. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions. At the time the Fund enters into a transaction on a when-issued basis, it will segregate or designate on its books and records cash or liquid assets with a value not less than the value of the when-issued securities.

There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. A default by a counterparty may result in the Fund missing the opportunity of obtaining a price considered to be advantageous. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

If deemed advisable as a matter of investment strategy, the Fund may dispose of or renegotiate a commitment after it has been entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a taxable capital gain or loss.

When the Fund engages in when-issued, delayed delivery or forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund’s incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the market value of the Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

Yields. Yields on municipal bonds are dependent on a variety of factors, including the general condition of the money market and of the municipal bond market, the size of a particular offering, the financial condition of the issuer, the maturity of the obligation and the rating of the issue. The ability of the Fund to achieve its investment objective is also dependent on the continuing ability of the issuers of the securities in which the Fund invests to meet their obligations for the payment of interest and principal when due. There are variations in the risks involved in holding municipal bonds, both within a particular classification and between classifications, depending on numerous factors. Furthermore, the rights of owners of municipal bonds and the obligations of the issuer of such municipal bonds may be subject to applicable bankruptcy, insolvency and similar laws and court decisions affecting the rights of creditors generally and to general equitable principles, which may limit the enforcement of certain remedies.

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“High Yield” or “Junk” Bonds.

The Fund may invest up to 20% of its Managed Assets in municipal bonds which are rated in any one of the medium and lower rating categories of a nationally recognized statistical rating organization or are unrated. These ratings are currently Baa (Moody’s) or BBB (S&P or Fitch) or lower. Municipal bonds of below investment grade quality (“Ba/BB” or below) are commonly known as “junk bonds.” Securities rated below investment grade are judged to have speculative characteristics with respect to their interest and principal payments. Such securities may face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Variable Rate Demand Obligations.

Variable rate demand obligations (“VRDOs”) are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and right of demand on the part of the holder thereof to receive payment of the unpaid principal balance plus accrued interest upon a short notice period not to exceed seven days. There is, however, the possibility that because of default or insolvency the demand feature of VRDOs and Participating VRDOs (defined below) may not be honored. The interest rates are adjustable at intervals (ranging from daily to up to one year) to some prevailing market rate for similar investments, such adjustment formula being calculated to maintain the market value of the VRDOs, at approximately the par value of the VRDOs on the adjustment date. The adjustments typically are based upon the SIFMA Municipal Swap Index or some other appropriate interest rate adjustment index. The Fund may invest in all types of tax-exempt instruments currently outstanding or to be issued in the future which satisfy its short term maturity and quality standards.

“Participating VRDOs” provide the Fund with a specified undivided interest (up to 100%) of the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the Participating VRDOs from the financial institution upon a specified number of days’ notice, not to exceed seven days. In addition, the Participating VRDO is backed by an irrevocable letter of credit or guaranty of the financial institution. The Fund would have an undivided interest in the underlying obligation and thus participate on the same basis as the financial institution in such obligation except that the financial institution typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment.

VRDOs that contain an unconditional right of demand to receive payment of the unpaid principal balance plus accrued interest on a notice period exceeding seven days may be deemed to be illiquid securities. The Directors may adopt guidelines and delegate to the Investment Adviser the daily function of determining and monitoring liquidity of such VRDOs.

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Leverage

The Fund may utilize leverage to seek to enhance the yield and net asset value of its Common Shares. However, this objective cannot be achieved in all interest rate environments. The Fund currently leverages its assets through the use of VRDP Shares and tender option bonds. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its managed assets (50% of its net assets) or preferred equity securities up to 50% of its managed assets (100% of its net assets). The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may also be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the VRDP Shares’ governing instruments, counterparties or by agencies rating the VRDP Shares, which may be more stringent than those imposed by the 1940 Act. Under the 1940 Act, the Fund is not permitted to issue preferred shares if, immediately after such issuance, the liquidation value of the Fund’s outstanding preferred shares exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (i.e., the value of the Fund’s assets must be at least 200% of the liquidation value of its outstanding preferred shares).

Derivatives. The Fund may enter into derivative transactions that have economic leverage embedded in them. Derivative transactions that the Fund may enter into are also referred to as “Strategic Transactions.” The Fund cannot assure you that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on its Common Shares.

To the extent the terms of such transactions obligate the Fund to make payments, the Fund may earmark or segregate cash or liquid assets in an amount at least equal to the current value of the amount then payable by the Fund under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. If the current value of the amount then payable by the Fund under the terms of such transactions is represented by the notional amounts of such investments, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such notional amounts, and if the current value of the amount then payable by the Fund under the terms of such transactions is represented by the market value of the Fund’s current obligations, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such current obligations. To the extent the terms of such transactions obligate the Fund to deliver particular securities to extinguish the Fund’s obligations under such transactions the Fund may “cover” its obligations under such transactions by either (i) owning the securities or collateral underlying such transactions or (ii) having an absolute and immediate right to acquire such securities or collateral without additional cash consideration (or, if additional cash consideration is required, having earmarked or segregated an appropriate amount of cash or liquid assets). Such earmarking, segregation or cover is intended to provide the Fund with available assets to satisfy its obligations under such transactions. As a result of such earmarking, segregation or cover, the Fund’s obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act, or considered borrowings subject to the Fund’s limitations on borrowings discussed above, but may create leverage for the Fund. To the extent that the Fund’s obligations under such transactions are not so earmarked, segregated or covered, such obligations may be considered “senior securities representing indebtedness” under the 1940 Act and therefore subject to the 300% asset coverage requirement.

These earmarking, segregation or cover requirements can result in the Fund maintaining securities positions it would otherwise liquidate, segregating or earmarking assets at a time when it might be disadvantageous to do so or otherwise restrict portfolio management.

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Temporary Borrowings. The Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities. Certain short-term borrowings (such as for cash management purposes) are not subject to the 1940 Act’s limitations on leverage if (i) repaid within 60 days, and (ii) not in excess of 5% of the Fund’s total assets.

Tender Option Bond Transactions. The Fund currently leverages its assets through the use of residual interest municipal tender option bonds (“TOB Residuals”), which are derivative interests in municipal bonds. The TOB Residuals in which the Fund will invest pay interest or income that, in the opinion of counsel to the issuer of such TOB Residuals, is exempt from regular U.S. federal income tax. No independent investigation will be made to confirm the tax-exempt status of the interest or income paid by TOB Residuals held by the Fund. Although volatile, TOB Residuals typically offer the potential for yields exceeding the yields available on fixed rate municipal bonds with comparable credit quality.

TOB Residuals represent beneficial interests in a TOB Trust formed for the purpose of holding municipal bonds contributed by one or more funds. A TOB Trust typically issues two classes of beneficial interests: short-term floating rate interests (“TOB Floaters”), which are sold to third party investors, and TOB Residuals, which are generally issued to the fund(s) that transferred municipal bonds to the TOB Trust. The Fund may invest in both TOB Floaters and TOB Residuals. TOB Floaters may have first priority on the cash flow from the municipal bonds held by the TOB Trust and are enhanced with a liquidity support arrangement provided by a third party bank or other financial institution (the “TOBs Liquidity Provider”) which allows holders to tender their position at par (plus accrued interest). The Fund, as a holder of TOB Residuals, is paid the residual cash flow from the TOB Trust. The Fund contributes municipal bonds to the TOB Trust and is paid the cash received by the TOB Trust from the sale of the TOB Floaters, less certain transaction costs, and typically will invest the cash to purchase additional municipal bonds or other investments permitted by its investment policies. If the Fund ever purchases all or a portion of the TOB Floaters sold by the TOB Trust, it may surrender those TOB Floaters together with a proportionate amount of TOB Residuals to the TOB Trust in exchange for a proportionate amount of the municipal bonds owned by the TOB Trust.

Other registered investment companies advised by the Investment Adviser or its affiliates (“BlackRock-advised Funds”) may contribute municipal bonds to a TOB Trust into which the Fund has contributed municipal bonds. If multiple BlackRock-advised Funds participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will generally be shared among the funds ratably in proportion to their participation in the TOB Trust.

The municipal bonds transferred to a TOB Trust typically are high grade municipal bonds. In certain cases, when municipal bonds transferred are lower grade municipal bonds, the TOB Trust transaction includes a credit enhancement feature that provides for the timely payment of principal and interest on the bonds to the TOB Trust by a credit enhancement provider. The TOB Trust would be responsible for the payment of the credit enhancement fee and the Fund, as a TOB Residual holder, would be responsible for reimbursement of any payments of principal and interest made by the credit enhancement provider.

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The TOB Residuals held by the Fund generally provide the Fund with the right to cause the holders of a proportional share of the TOB Floaters to tender their notes to the TOB Trust at par plus accrued interest. Thereafter, the Fund may withdraw a corresponding share of the municipal bonds from the TOB Trust. As a result, a tender option bond transaction, in effect, creates exposure for the Fund to the entire return of the municipal bonds in the TOB Trust, with a net cash investment by the Fund that is less than the value of the municipal bonds in the TOB Trust. This multiplies the positive or negative impact of the municipal bonds’ return within the Fund (thereby creating leverage). The leverage within a TOB Trust depends on the value of the municipal bonds deposited in the TOB Trust relative to the value of the TOB Floaters it issues.

The Fund may invest in highly leveraged TOB Residuals. A TOB Residual generally is considered highly leveraged if the principal amount of the TOB Floaters issued by the related TOB Trust exceeds 75% of the principal amount of the municipal bonds owned by the TOB Trust.

The leverage attributable to the Fund’s use of TOB Residuals may be “called away” on relatively short notice and therefore may be less permanent than more traditional forms of leverage. The TOB Trust may be collapsed without the consent of the Fund upon the occurrence of termination events, as defined in the TOB Trust agreements. Upon the occurrence of a termination event, a TOB Trust would be liquidated with the proceeds applied first to any accrued fees owed to the trustee of the TOB Trust, the remarketing agent of the TOB Floaters and the TOBs Liquidity Provider. Upon certain termination events, the holders of the TOB Floaters would be paid before the TOB Residual holders (i.e., the Fund) whereas in other termination events, the holders of TOB Floaters and the TOB Residual holders would be paid pro rata.

TOB Trusts are typically supported by a liquidity facility provided by a TOBs Liquidity Provider that allows the holders of the TOB Floaters to tender their TOB Floaters in exchange for payment of par plus accrued interest on any business day (subject to the nonoccurrence of a termination event). The tendered TOB Floaters are remarketed by a remarketing agent. In the event of a failed remarketing, the TOB Trust may draw upon a loan from the TOBs Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the TOBs Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on number of days the loan is outstanding.

The Fund may invest in a TOB Trust on either a non-recourse or recourse basis. When the Fund invests in TOB Trusts on a non-recourse basis, and the TOBs Liquidity Provider is required to make a payment under the liquidity facility, the TOBs Liquidity Provider will typically liquidate all or a portion of the municipal bonds held in the TOB Trust and then fund the balance, if any, of the amount owed under the liquidity facility over the liquidation proceeds (“Liquidation Shortfall”). If the Fund invests in a TOB Trust on a recourse basis, it will typically enter into a reimbursement agreement with the TOBs Liquidity Provider pursuant to which the Fund is required to reimburse the TOBs Liquidity Provider the amount of any Liquidation Shortfall. As a result, if the Fund invests in a recourse TOB Trust, the Fund will bear the risk of loss with respect to any Liquidation Shortfall. If multiple BlackRock-advised Funds participate in any such TOB Trust, these losses will be shared ratably, in proportion to their participation in the TOB Trust.

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Under accounting rules, municipal bonds of the Fund that are deposited into a TOB Trust are investments of the Fund and are presented on the Fund’s Schedule of Investments and outstanding TOB Floaters issued by a TOB Trust are presented as liabilities in the Fund’s Statement of Assets and Liabilities. Interest income from the underlying municipal bonds is recorded by the Fund on an accrual basis. Interest expense incurred on the TOB Floaters and other expenses related to remarketing, administration, trustee and other services to a TOB Trust are reported as expenses of the Fund. In addition, under accounting rules, loans made to a TOB Trust sponsored by the Fund may be presented as loans of the Fund in the Fund’s financial statements even if there is no recourse to the Fund’s assets.

For TOB Floaters, generally, the interest rate earned will be based upon the market rates for municipal bonds with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option. Since the tender option feature has a shorter term than the final maturity or first call date of the underlying municipal bonds deposited in the TOB Trust, the holder of the TOB Floaters relies upon the terms of the agreement with the financial institution furnishing the liquidity facility as well as the credit strength of that institution. The perceived reliability and creditworthiness, of many major financial institutions, some of which sponsor and/or provide liquidity support to TOB Trusts increases the risk associated with TOB Floaters. This in turn may reduce the desirability of TOB Floaters as investments, which could impair the viability or availability of TOB Trusts.

The use of TOB Residuals will require the Fund to earmark or segregate liquid assets in an amount equal to any TOB Floaters, plus any accrued but unpaid interest due on the TOB Floaters, issued by TOB Trusts sponsored by, or on behalf of, the Fund that are not owned by the Fund. The use of TOB Residuals may also require the Fund to earmark or segregate liquid assets in an amount equal to loans provided by the TOBs Liquidity Provider to the TOB Trust to purchase tendered TOB Floaters. The Fund reserves the right to modify its asset segregation policies in the future to the extent that such changes are in accordance with applicable regulations or interpretations. Future regulatory requirements or SEC guidance may necessitate more onerous contractual or regulatory requirements, which may increase the costs or reduce the degree of potential economic benefits of TOB Trust transactions or limit the Fund’s ability to enter into or manage TOB Trust transactions.

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Other Investment Companies

The Fund may invest up to 10% of its total assets in securities of other open- or closed-end investment companies that invest primarily in municipal bonds of the types in which the Fund may invest directly, subject to the Eligible Assets requirements of the Statement of Preferences which generally limit the Fund’s investment in such securities to 5% of its Managed Assets at the time of investment and subject to applicable regulatory limits. The Fund generally expects to invest in other investment companies either during periods when it has large amounts of uninvested cash or during periods when there is a shortage of attractive, high-yielding municipal bonds available in the market. As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses and will remain subject to payment of the Fund’s advisory and other fees and expenses with respect to assets so invested. Holders of Common Shares will therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Investment Adviser will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available municipal bond investments. In addition, the securities of other investment companies may be leveraged and will therefore be subject to the same leverage risks to which the Fund may be subject to the extent it employs a leverage strategy. The net asset value and market value of leveraged shares will be more volatile and the yield to shareholders will tend to fluctuate more than the yield generated by unleveraged shares. Investment companies may have investment policies that differ from those of the Fund. In addition, to the extent the Fund invests in other investment companies, the Fund will be dependent upon the investment and research abilities of persons other than the Investment Adviser. The Fund treats its investments in such open- or closed-end investment companies as investments in municipal bonds.

Tax-Exempt Preferred Shares

The Fund may invest up to 10% of its total assets in preferred interests of other investment funds that pay dividends that are exempt from regular federal income tax, subject to the Eligible Assets requirements of the Statement of Preferences which generally limit the Fund’s investment in such securities to 5% of its Managed Assets at the time of investment. A portion of such dividends may be capital gain distributions subject to federal capital gains tax. Such funds in turn invest in municipal bonds and other assets that pay interest or make distributions that are exempt from regular federal income tax, such as revenue bonds issued by state or local agencies to fund the development of low-income, multi-family housing. Investment in such tax-exempt preferred shares involves many of the same issues as investing in other open- or closed-end investment companies as discussed above. These investments also have additional risks, including liquidity risk, the absence of regulation governing investment practices, capital structure and leverage, affiliated transactions and other matters, and concentration of investments in particular issuers or industries. Revenue bonds issued by state or local agencies to finance the development of low-income, multi-family housing involve special risks in addition to those associated with municipal bonds generally, including that the underlying properties may not generate sufficient income to pay expenses and interest costs. Such bonds are generally non-recourse against the property owner, may be junior to the rights of others with an interest in the properties, may pay interest that changes based in part on the financial performance of the property, may be prepayable without penalty and may be used to finance the construction of housing developments which, until completed and rented, do not generate income to pay interest. Increases in interest rates payable on senior obligations may make it more difficult for issuers to meet payment obligations on subordinated bonds. The Fund will treat investments in tax-exempt preferred shares as investments in municipal bonds.

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Temporary Investments

During temporary defensive periods (e.g., times when, in Investment Adviser’s opinion, temporary imbalances of supply and demand or other temporary dislocations in the tax-exempt bond market adversely affect the price at which long-term or intermediate-term municipal bonds are available), and in order to keep cash on hand fully invested, the Fund may invest up to 100% of its net assets in liquid, short-term investments including high quality, short-term securities which may be either tax-exempt or taxable and securities of other open- or closed-end investment companies that invest primarily in municipal bonds of the type in which the Fund may invest directly. The Fund intends to invest in taxable short-term investments only in the event that suitable tax-exempt temporary investments are not available at reasonable prices and yields. The Fund’s investment policies provide that it will invest only in taxable temporary investments which are U.S. government securities or securities rated within the highest grade by Moody’s, S&P or Fitch, and which mature within one year from the date of purchase or carry a variable or floating rate of interest (such short-term obligations being referred to herein as “Temporary Investments”). Temporary Investments of the Fund may include certificates of deposit issued by U.S. banks with assets of at least $1 billion, commercial paper or corporate notes, bonds or debentures with a remaining maturity of one year or less, or repurchase agreements. See “Repurchase Agreements.” To the extent the Fund invests in Temporary Investments, the Fund will not at such times be in a position to achieve its investment objective of tax-exempt income.

Short-term taxable fixed income investments include, without limitation, the following:

(1) U.S. Government Securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. Government agencies or instrumentalities. U.S. Government Securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, and the Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks, and the Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, whose securities are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. Government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

(2) Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

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(3) Repurchase agreements, which involve purchases of debt securities. At the time the Fund purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a fixed price and time. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. The Fund may enter into repurchase agreements only with respect to obligations of the U.S. Government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Fund may invest. The Fund expects to enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Investment Adviser, present minimal credit risk. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest. The Investment Adviser monitors the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. The Investment Adviser does so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Fund. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

(4) Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Investment Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. The Fund’s investment policies provide that its investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Short-term tax-exempt fixed-income securities are securities that are exempt from regular federal income tax and mature within three years or less from the date of issuance. Short-term tax-exempt fixed-income securities include, without limitation, the following:

Bond Anticipation Notes (“BANs”) are usually general obligations of state and local governmental issuers which are sold to obtain interim financing for projects that will eventually be funded through the sale of long-term debt obligations or bonds. The ability of an issuer to meet its obligations on its BANs is primarily dependent on the issuer’s access to the long-term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal and interest on the BANs.

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Tax Anticipation Notes (“TANs”) are issued by state and local governments to finance the current operations of such governments. Repayment is generally to be derived from specific future tax revenues. TANs are usually general obligations of the issuer. A weakness in an issuer’s capacity to raise taxes due to, among other things, a decline in its tax base or a rise in delinquencies could adversely affect the issuer’s ability to meet its obligations on outstanding TANs.

Revenue Anticipation Notes (“RANs”) are issued by governments or governmental bodies with the expectation that future revenues from a designated source will be used to repay the notes. In general, they also constitute general obligations of the issuer. A decline in the receipt of projected revenues, such as anticipated revenues from another level of government, could adversely affect an issuer’s ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal and interest on RANs.

Construction Loan Notes are issued to provide construction financing for specific projects. Frequently, these notes are redeemed with funds obtained from the Federal Housing Administration.

Bank Notes are notes issued by local government bodies and agencies to commercial banks as evidence of borrowings. The purposes for which the notes are issued are varied but they are frequently issued to meet short-term working capital or capital-project needs. These notes may have risks similar to the risks associated with TANs and RANs.

Tax-Exempt Commercial Paper (“municipal paper”) represents very short-term unsecured, negotiable promissory notes, issued by states, municipalities and their agencies. Payment of principal and interest on issues of municipal paper may be made from various sources, to the extent the funds are available therefrom. Maturities on municipal paper generally will be shorter than the maturities of TANs, BANs or RANs. There is a limited secondary market for issues of municipal paper.

Certain municipal bonds may carry variable or floating rates of interest whereby the rate of interest is not fixed but varies with changes in specified market rates or indices, such as a bank prime rate or tax-exempt money market indices.

While the various types of notes described above as a group represent the major portion of the tax-exempt note market, other types of notes are available in the marketplace and the Fund may invest in such other types of notes to the extent permitted under its investment objective, policies and limitations. Such notes may be issued for different purposes and may be secured differently from those mentioned above.

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Strategic Transactions and Other Management Techniques

The Fund may use a variety of other investment management techniques and instruments. The Fund may purchase and sell futures contracts, enter into various interest rate transactions and may purchase and sell exchange-listed and over-the-counter put and call options on securities, financial indices and futures contracts (collectively, “Strategic Transactions”). These Strategic Transactions may be used for duration management and other risk management to attempt to protect against possible changes in the market value of the Fund’s portfolio resulting from trends in the debt securities markets and changes in interest rates, to protect the Fund’s unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, to establish a position in the securities markets as a temporary substitute for purchasing particular securities and to enhance income or gain. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. The Strategic Transactions are described below. The ability of the Fund to use them successfully will depend on the Investment Adviser’s ability to predict pertinent market movements as well as sufficient correlation among the instruments, which cannot be assured. Inasmuch as any obligations of the Fund that arise from the use of Strategic Transactions will be covered by segregated liquid high grade assets or designating such assets on its books and records or offsetting transactions, the Fund and the Investment Adviser believe such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. Certain provisions of the Code may restrict or affect the ability of the Fund to engage in Strategic Transactions. In addition, the use of certain Strategic Transactions may give rise to taxable income and have certain other consequences.

Interest Rate Transactions. The Fund may enter into interest rate swaps and the purchase or sale of interest rate caps and floors. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio as a duration management technique or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund will ordinarily use these transactions as a hedge or for duration or risk management although it is permitted to enter into them to enhance income or gain. The Fund’s investment policies provide that it will not sell interest rate caps or floors that it does not own. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

The Fund may enter into interest rate swaps, caps and floors on either an asset-based or liability-based basis, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments on the payment dates. The Fund will accrue the net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each interest rate swap on a daily basis and will designate on its books and records or segregate with a custodian an amount of cash or liquid high grade securities having an aggregate net asset value at all times at least equal to the accrued excess. The Fund’s investment policies provide that it will only enter into interest rate swap, cap or floor transactions with counterparties the Investment Adviser believes to be creditworthy at the time they enter into such transactions. If there is a default by the other party to such a transaction, the Fund may have contractual remedies pursuant to the agreements related to the transaction.

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Credit Default Swap Agreements. The Fund may enter into credit default swap agreements for hedging purposes or to seek to increase its return. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount (the difference between the market value of the reference obligation and its par value), if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six (6) months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.

Credit default swap agreements involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. The Fund will enter into credit default swap agreements only with counterparties the Investment Adviser believes to be creditworthy at the time they enter into such transactions. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Fund’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Fund).

The Fund will at all times segregate or designate on its books and records in connection with each such transaction liquid assets or cash with a value at least equal to the Fund’s exposure (any accrued but unpaid net amounts owed by the Fund to any counterparty) on a marked-to-market basis (as calculated pursuant to requirements of the SEC). If the Fund is a seller of protection in a credit default swap transaction, it will segregate or designate on its books and records in connection with such transaction liquid assets or cash with a value at least equal to the full notional amount of the contract. Such segregation or designation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation or designation will not limit the Fund’s exposure to loss.

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Futures Contracts and Options on Futures Contracts. The Fund may also enter into contracts for the purchase or sale for future delivery (“futures contracts”) of debt securities, aggregates of debt securities or indices or prices thereof, other financial indices and U.S. government debt securities or options on the above. The Fund will ordinarily engage in such transactions only for bona fide hedging, risk management (including duration management) and other portfolio management purposes. However, the Fund is also permitted to enter into such transactions for non-hedging purposes to enhance income or gain, in accordance with the rules and regulations of the Commodity Futures Trading Commission (the “CFTC”).

The CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. To the extent the Fund uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, the Investment Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. The Investment Adviser is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of the Fund.

When the Fund purchases a futures contract, or writes a put option or purchases a call option thereon, an amount of cash, cash equivalents (e.g. high grade commercial paper and daily tender adjustable notes) or liquid securities will be segregated or designated on its books and records, so that the amount so segregated or earmarked, plus the amount of initial and variation margin held in the account of its broker, equals the market value of the futures contracts, thereby ensuring that the use of such futures contract is unleveraged.

Calls on Securities Indices and Futures Contracts. The Fund may sell or purchase call options (“calls”) on municipal bonds and indices based upon the prices of future contracts and debt securities that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets. A call gives the purchaser of the option the right to buy, and obligates the seller to sell, the underlying security, futures contract or index at the exercise price at any time or at a specified time during the option period. All such calls sold by the Fund must be “covered” as long as the call is outstanding (i.e., the Fund must own the securities or futures contract subject to the call or other securities acceptable for applicable escrow requirements). A call sold by the Fund exposes the Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security, index or futures contract and may require the Fund to hold a security of futures contract which it might otherwise have sold. The purchase of a call gives the Fund the right to buy a security, futures contract or index at a fixed price. Calls on futures on municipal bonds must also be covered by deliverable securities on the futures contract or by liquid high grade debt securities segregated or designated on the Fund’s books and records to satisfy the Fund’s obligations pursuant to such instruments.

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Puts on Securities, Indices and Futures Contracts. The Fund may purchase put options (“puts”) that relate to municipal bonds (whether or not it holds such securities in its portfolio), indices or futures contracts. The Fund may also sell puts on municipal bonds, indices or futures contracts on such securities if the Fund’s contingent obligations on such puts are secured by segregated assets consisting of cash or liquid high grade debt securities having a value not less than the exercise price. The Fund’s investment policies provide that it will not sell puts if, as a result, more than 50% of the Fund’s total assets would be required to cover its potential obligations under its hedging and other investment transactions. In selling puts, there is a risk that the Fund may be required to buy the underlying security at a price higher than the current market price.

Municipal Market Data Rate Locks. The Fund may purchase and sell Municipal Market Data Rate Locks (“MMD Rate Locks”). An MMD Rate Lock permits the Fund to lock in a specified municipal interest rate for a portion of its portfolio to preserve a return on a particular investment or a portion of its portfolio as a duration management technique or to protect against any increase in the price of securities to be purchased at a later date. The Fund will ordinarily use these transactions as a hedge or for duration or risk management although it is permitted to enter into them to enhance income or gain. An MMD Rate Lock is a contract between the Fund and an MMD Rate Lock provider pursuant to which the parties agree to make payments to each other on a notional amount, contingent upon whether the Municipal Market Data AAA General Obligation Scale is above or below a specified level on the expiration date of the contract. For example, if the Fund buys an MMD Rate Lock and the Municipal Market Data AAA General Obligation Scale is below the specified level on the expiration date, the counterparty to the contract will make a payment to the Fund equal to the specified level minus the actual level, multiplied by the notional amount of the contract. If the Municipal Market Data AAA General Obligation Scale is above the specified level on the expiration date, the Fund will make a payment to the counterparty equal to the actual level minus the specified level multiplied by the notional amount of the contract. In entering into MMD Rate Locks, there is a risk that municipal yields will move in the direction opposite of the direction anticipated by the Fund, which would cause the Fund to make payments to its counterparty in the transaction that could adversely affect the Fund’s performance. The Fund has no obligation to enter into interest rate swap transactions such as Municipal Market Data AAA Cash Curve swaps (“MMD Swaps”) and may elect not to do so. The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and the Fund will segregate or designate on its books and records liquid securities having an aggregate net asset value at least equal to the accrued excess. The Fund’s investment policies provide that it will not enter into MMD Rate Locks if, as a result, more than 50% of its total assets would be required to cover its potential obligations under its hedging and other investment transactions.

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Short Sales

The Fund may make short sales of municipal bonds. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. The Fund may make short sales to hedge positions, for duration and risk management, in order to maintain portfolio flexibility or to enhance income or gain. When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over to the securities lender any income, distributions or dividends received on such borrowed securities until it returns the security to the securities lender. The Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the securities lender, usually cash, U.S. Government securities or other liquid assets. The Fund will also be required to segregate or earmark similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short. Depending on arrangements made with the securities lender regarding payment over of any income, distributions or dividends received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such securities lender. If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. Short sales, even if covered, may represent a form of economic leverage and will create risks.

Restricted and Illiquid Investments

Certain of the Fund’s investments may be illiquid. “Illiquid investments” are securities which cannot be sold within seven days in the ordinary course of business at approximately the value used by the Fund in determining its net asset value. Illiquid investments may trade at a discount from comparable, more liquid investments. Illiquid investments may be subject to legal or contractual restrictions on disposition or lack an established secondary trading market. Investment of the Fund’s assets in illiquid investments may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities.

Reverse Repurchase Agreement

The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time the Fund enters into a reverse repurchase agreement, it may establish and maintain a segregated account with the custodian containing, or designate on its books and records, cash and/or liquid assets having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, or earmarks such assets as described, a reverse repurchase agreement will not be considered a senior security under the 1940 Act and therefore will not be considered a borrowing by the Fund; however, under certain circumstances in which the Fund does not establish and maintain such a segregated account, or earmark such assets on its books and records, such reverse repurchase agreement will be considered a borrowing for the purpose of the Fund’s limitation on borrowings discussed above. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

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If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Borrowings

The Fund reserves the right to borrow funds to the extent permitted as described under the below caption “—Investment Restrictions.” The proceeds of borrowings may be used for any valid purpose including, without limitation, liquidity, investments and repurchases of shares of the Fund. Borrowing is a form of leverage and, in that respect, entails risks comparable to those associated with the issuance of Preferred Shares.

Lending of Securities

The Fund may lend portfolio securities to certain borrowers determined to be creditworthy by the Investment Adviser, including to borrowers affiliated with the Investment Adviser. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. No securities loan will be made on behalf of the Fund if, as a result, the aggregate value of all securities loans of the Fund exceeds one-third of the value of the Fund’s total assets (including the value of the collateral received). The Fund may terminate a loan at any time and obtain the return of the securities loaned. The Fund receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower may be entitled to receive a fee based on the amount of cash collateral. The Fund is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Fund is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral received by the Fund for such loans, and uninvested cash, may be invested, among other things, in a private investment company managed by an affiliate of the Investment Adviser or in registered money market funds advised by the Investment Adviser or its affiliates; such investments are subject to investment risk.

The Fund conducts its securities lending pursuant to an exemptive order from the SEC permitting it to lend portfolio securities to borrowers affiliated with the Fund and to retain an affiliate of the Fund as lending agent. To the extent that the Fund engages in securities lending, BlackRock Investment Management, LLC (“BIM”), an affiliate of the Investment Adviser, acts as securities lending agent for the Fund, subject to the overall supervision of the Investment Adviser. BIM administers the lending program in accordance with guidelines approved by the Board. Pursuant to the current securities lending agreement, BIM may lend securities only when the difference between the borrower rebate rate and the risk free rate exceeds a certain level (such securities, the “specials only securities”).

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To the extent that the Fund engages in securities lending, the Fund retains a portion of securities lending income and remits a remaining portion to BIM as compensation for its services as securities lending agent. Securities lending income is equal to the total of income earned from the reinvestment of cash collateral (and excludes collateral investment expenses as defined below), and any fees or other payments to and from borrowers of securities. As securities lending agent, BIM bears all operational costs directly related to securities lending. The Fund is responsible for expenses in connection with the investment of cash collateral received for securities on loan in a private investment company managed by an affiliate of the Investment Adviser (the “collateral investment expenses”); however, BIM has agreed to cap the collateral investment expenses the Fund bears to an annual rate of 0.04% of the daily net assets of such private investment company. In addition, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee.

Pursuant to the current securities lending agreement, the Fund retains 80% of securities lending income (which excludes collateral investment expenses).

In addition, commencing the business day following the date that the aggregate securities lending income earned across the BlackRock Closed-End Fund Complex in a calendar year exceeds the breakpoint dollar threshold applicable in the given year, the Fund, pursuant to the current securities lending agreement, will receive for the remainder of that calendar year securities lending income in an amount equal to 85% of securities lending income (which excludes collateral investment expenses).

Investment Restrictions

The following are fundamental investment restrictions of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding Common Shares and outstanding Preferred Shares, voting together as a single class, and a majority of the outstanding Preferred Shares, voting as a separate class (which for this purpose and under the 1940 Act means the lesser of (i) 67% of the shares of each class of shares represented at a meeting at which more than 50% of the outstanding shares of each class of shares are represented or (ii) more than 50% of the outstanding shares of each class of shares). The Fund may not:

1. invest 25% or more of the value of its Managed Assets in any one industry, provided that this limitation does not apply to municipal bonds other than those municipal bonds backed only by assets and revenues of non-governmental issuers;

2. issue senior securities or borrow money other than as permitted by the 1940 Act or pledge its assets other than to secure such issuances or in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies;

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3. make loans of money or property to any person, except through loans of portfolio securities, the purchase of fixed income securities consistent with the Fund’s investment objective and policies or the entry into repurchase agreements;

4. underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own securities the Fund may be deemed to be an underwriter;

5. purchase or sell real estate or interests therein other than municipal bonds secured by real estate or interests therein; provided that the Fund may hold and sell any real estate acquired in connection with its investment in portfolio securities; or

6. purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Fund becoming subject to registration with the CFTC as a commodity pool.

For purposes of applying the limitation set forth in subparagraph (1) above, securities of the U.S. government, its agencies, or instrumentalities, and securities backed by the credit of a governmental entity are not considered to represent industries. However, obligations backed only by the assets and revenues of non-governmental issuers may for this purpose be deemed to be issued by such non-governmental issuers. Thus, the 25% limitation would apply to such obligations. It is nonetheless possible that the Fund may invest more than 25% of its Managed Assets in a broader economic sector of the market for municipal obligations, such as revenue obligations of hospitals and other health care facilities or electrical utility revenue obligations. The Fund reserves the right to invest more than 25% of its Managed Assets in industrial development bonds and private activity securities.

For the purpose of applying the limitation set forth in subparagraph (1) above, a non-governmental issuer will be deemed the sole issuer of a security when its assets and revenues are separate from other governmental entities and its securities are backed only by its assets and revenues. Similarly, in the case of a non-governmental issuer, such as an industrial corporation or a privately owned or operated hospital, if the security is backed only by the assets and revenues of the non-governmental issuer, then such non-governmental issuer would be deemed to be the sole issuer. Where a security is also backed by the enforceable obligation of a superior or unrelated governmental or other entity (other than a bond insurer), it will also be included in the computation of securities owned that are issued by such governmental or other entity. Where a security is guaranteed by a governmental entity or some other facility, such as a bank guarantee or letter of credit, such a guarantee or letter of credit would be considered a separate security and would be treated as an issue of such government, other entity or bank. When a municipal bond is insured by bond insurance, it will not be considered a security that is issued or guaranteed by the insurer; instead, the issuer of such municipal bond will be determined in accordance with the principles set forth above. The foregoing restrictions do not limit the percentage of the Fund’s assets that may be invested in municipal bonds insured by any given insurer.

As a fundamental policy, under normal market conditions, the Fund will invest at least 80% of its Managed Assets in municipal bonds, the interest of which is exempt from regular federal income tax and Virginia personal income tax.

In addition to the foregoing fundamental investment policies, the Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the board of trustees. The Fund may not:

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a) make any short sale of securities except in conformity with applicable laws, rules and regulations and unless, after giving effect to such sale, the market value of all securities sold short does not exceed 25% of the value of the Fund’s Managed Assets and the Fund’s aggregate short sales of a particular class of securities does not exceed 25% of the then outstanding securities of that class. The Fund may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire at no additional cost the identical security;

b) purchase securities of open-end or closed-end investment companies except in compliance with the 1940 Act or any exemptive relief obtained thereunder; or

c) purchase securities of companies for the purpose of exercising control.

If a percentage restriction on the investment policies or the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentage resulting from changing values will not be considered a violation.

The Fund’s VRDP Shares are assigned long-term ratings by Moody’s and Fitch. In order to maintain the desired ratings, the Fund is required to comply with certain investment quality, diversification and other guidelines established by Moody’s and Fitch. Such guidelines may be more restrictive than the restrictions set forth above. The Fund does not anticipate that such guidelines would have a material adverse effect on its ability to achieve its investment objective. Moody’s and Fitch receive fees in connection with their ratings issuances. The Fund is also subject to certain covenants and requirements under the terms of the VRDP Shares and related documents. Such requirements may be more restrictive than the restrictions set forth above. The Fund does not anticipate that such requirements would have a material adverse effect on its ability to achieve its investment objective.

How the Fund Manages Risk

Investment Limitations

The Fund will limit certain of the Fund’s investments in a manner consistent with the Liquidity Provider’s credit policies that may be more restrictive than the Fund’s stated investment policies. Such limitations may change from time to time by agreement with the Liquidity Provider, or may be eliminated if not required by any replacement Liquidity Provider. The Fund may also become subject to other guidelines that are more restrictive than the Fund’s stated investment policies in order to obtain and maintain ratings from rating agencies on the Preferred Shares that it intends to issue. The Fund does not anticipate that the foregoing limitations or guidelines will materially restrict the Fund’s ability to pursue its investment objectives or policies.

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Management of Investment Portfolio and Capital Structure to Limit Leverage Risk

The Fund may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Fund anticipates such an increase or change) and the Fund’s leverage begins (or is expected) to adversely affect common stockholders. In order to attempt to offset such a negative impact of leverage on common stockholders, the Fund may shorten the average maturity of its investment portfolio (by investing in short-term securities) or may reduce its indebtedness or extend the maturity of outstanding Preferred Shares or unwind other leverage transactions. The Fund may also attempt to reduce the leverage by redeeming or otherwise purchasing Preferred Shares. The success of any such attempt to limit leverage risk depends on the Investment Adviser’s ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the Fund may never attempt to manage its capital structure in the manner described in this paragraph. If market conditions suggest that additional leverage would be beneficial, the Fund may sell previously unissued Preferred Shares or Preferred Shares that the Fund previously issued but later repurchased.

Strategic Transactions

The Fund may engage in various Strategic Transactions for duration management and other risk management purposes, including to attempt to protect against possible changes in the market value of the Fund’s portfolio resulting from trends in the securities markets and changes in interest rates or to protect the Fund’s unrealized gains in the value of its portfolio securities, to facilitate the sale of portfolio securities for investment purposes or to establish a position in the securities markets as a temporary substitute for purchasing particular securities or to enhance income or gain. These strategies include purchasing and selling futures contracts, entering into various interest rate transactions and purchasing and selling exchange-listed and over-the-counter put and call options on securities, financial indices and futures contracts.

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EXHIBIT A

ELIGIBLE ASSETS

On the Effective Date and at all times thereafter that the VRDP Shares Purchase Agreement is outstanding:

1. All assets in the Fund consist of “Eligible Assets”, defined to consist only of the following as of the time of investment:

(a) Debt obligations

(i) “Municipal securities,” defined as obligations of a State, the District of Columbia, a U.S. territory, or a political subdivision thereof and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including obligations of any of the foregoing types related to financing a 501(c)(3) organization. Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Adviser are expected to produce payments of principal and interest whose present value exceeds the purchase price.

(ii) Debt obligations of the United States.

(iii) Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation (including municipal bonds that have been pre-refunded or escrowed with securities previously referenced in this Section 1(a)(iii)).

(iv) Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

(v) Debt obligations of the Federal Home Loan Banks.

(vi) Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

(vii) Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

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(viii) Debt obligations of any agency named in 12 U.S.C. § 24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank’s own account, including qualified Canadian government obligations.

(ix) Debt obligations of issuers other than those specified in (i) through

(viii) above that are “investment grade” and that are “marketable.” For these purposes, an obligation is:

(aa) “marketable” if:

•	it is registered under the Securities Act;

•	it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

•	it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value; and

(bb) “investment grade” if:

•	the obligor had adequate capacity, as determined by the Investment Adviser in its sole discretion, to meet financial commitments under the security for the projected life of the asset or exposure, which capacity is presumed if the risk of default by the obligor is low and the full and timely repayment of principal and interest is expected.

(x) Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) above.

(xi) An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

•	it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

•	it is for long-term or short-term financing purposes.

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(b) Derivatives

(i) Interest rate derivatives;

(ii) Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or

(iii) Credit default swaps.

(c) Other Assets

(i) Shares of other investment companies (open- or closed-end funds and ETFs) the assets of which consist entirely of either (a) Eligible Assets, or (b) “Eligible securities” permitted for investment by a “Tax exempt fund” as defined under SEC Rule 2a-7, based on the Investment Adviser’s assessment of the assets of each such investment company taking into account the investment company’s most recent publicly available schedule of investments and publicly disclosed investment policies.

(ii) Cash.

(iii) Repurchase agreements on assets described in (a) above.

(iv) Taxable fixed-income securities, for the purpose of influencing control of an issuer whose municipal bonds (a) the Fund already owns and (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Fund to better maximize its existing investment in such issuer, provided that the Fund may invest no more than 0.5% of its total assets in such securities.

(d) Other assets, upon written agreement of the Liquidity Provider that such assets are eligible for purchase by the Fund.

2. The Fund will provide the following information at the Closing Date (for the purposes of the information to be provided at the Closing Date, such information shall be as of a date no earlier than two days prior to the Closing Date), and within 10 days after the end of every calendar quarter thereafter for every debt security in the Fund:

(a) The identity of each portfolio holding (including the name of the issuer and obligor and the security and CUSIP Number);

(b) The par value for each portfolio holding; and

(c) The identity of any portfolio holding that is in payment default.

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3. For any investment company the shares of which are held by the Fund, other than shares of any money market fund, the Fund will provide the following information at the Closing Date (for the purposes of the information to be provided at the Closing Date, such information shall be as of a date no earlier than two days prior to the Closing Date) and within 10 days after the end of every calendar quarter after the Closing Date:

(a) the identity of the investment company and the CUSIP Number, the number of shares owned, and the percentage of the investment company’s equity represented by the Fund’s investment;

(b) a representation that the portfolio of each fund investment consists solely of “Eligible Assets” based upon the affirmative representation of the target fund’s investment adviser; and

(c) the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.

4. The Fund will purchase Eligible Assets (primarily Municipal Obligations) for its portfolio based upon the Investment Adviser’s assessment of an asset’s relative value in terms of current yield, price, credit quality, and future prospects; and will monitor the continued creditworthiness of its portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets.

5. The Fund has instituted policies and procedures that it believes are sufficient to ensure that the Fund complies with the representations, warranties and covenants contained in Section 6.16 of this Agreement.

6. The Fund will, upon request, provide the Liquidity Provider and its internal and external auditors and inspectors as the Liquidity Provider may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund’s compliance with and performance of the representations, warranties and covenants contained in Section 6.16 of this Agreement, but only for the purposes of internal and external audit.

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